                                                                    EXHIBIT 4.1





                           COLLATERAL TRUST INDENTURE


                                    BETWEEN



                                   FGHK, Inc.



                                      and



                             The Bank of New York,
                                as Bond Trustee
                           AND AS TAX ADMINISTRATOR





                          Dated as of MAY  , 1994

                               TABLE OF CONTENTS

                                                                                                                                Page
                                                                                                                                ----
                                                                   ARTICLE I .
                                                                   ---------
         A .      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                                                                   ARTICLE II .
                                                                   ----------

         2.       The Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         2.1.     Book-Entry Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         2.1.1.   Issuance and Registration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         2.1.2.   Communication through Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         2.2.     Issuance of Definitive Bonds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         2.3.     Registration, Exchange or Transfer of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         2.4.     ADDITIONAL Requirements for Transfer of
                    Residual Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         2.4.1.   Registration or Exemption under the Securities
                    Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         2.4.2.   Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         2.5.     Payment of the Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         2.6.     Miscellaneous REMIC Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         2.6.1.   REMIC Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         2.6.2.   Designations of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         2.6.3.   Startup . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         2.6.4.   Maturities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         2.6.5.   Tax Matters Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         2.6.6.   REMIC Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         2.7.     Mutilated, Destroyed, Lost and Stolen Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

                                                                   ARTICLE III
                                                                   -----------
         3.       Redemption of Bonds; Sinking Fund and Payment
                  of Bonds at Stated Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         3.1.     Establishment of Bond Accounts and Reserve
                    Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         3.1.1.   Deposits into the Bond Account; Certain
                    Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         3.2.     Interest and Sinking Fund Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         3.2.1.   Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         3.2.2.   Reductions for Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         3.3.     Redemption of Bonds Through Operation of Sinking Fund   . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         3.4      [RESERVED.]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         3.5.     No Redemption or Prepayment Prior to Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         3.6.     Redemption Other Than Through Operation of the
                    Sinking Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         3.7.     Holding in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         3.8.     Partial Redemption References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

                                                                                                                                Page
                                                                                                                                ----
         3.9.     Notice of Redemption to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.9.1.   Specifications of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.10.    Payment on Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.11.    Termination of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         3.12.    Additional Redemption Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         3.12.1.  Termination of REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         3.12.2.  Authorization by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         3.13.    Reserve Funds; Final Disbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         3.13.1.  Reserve Fund Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         3.13.2.  Amounts Related to Residual Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         3.13.3.  Amounts Remaining . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         3.14.    EXECUTION OF SUPPLEMENTAL ASSIGNMENT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                                                                   ARTICLE IV
                                                                   ----------

         4.       Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                                                                    ARTICLE V
                                                                    ---------

         5.           Affirmative COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

                                                                   ARTICLE VI
                                                                   ----------

         6.       Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                                                                   ARTICLE VII
                                                                   -----------
         7.       Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

                                                                  ARTICLE VIII
                                                                  ------------

         8.       Remedies; Rescission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         8.1.     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         8.2.     Power of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.3.     Enforcement of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.4.     Rescission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                                                                   ARTICLE IX
                                                                   ----------
         9.       Authorization to Execute Instruments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

                                                                    ARTICLE X
                                                                    ---------

         10.      Title Upon Sale; Receipt of a Sufficient Discharge to Purchaser . . . . . . . . . . . . . . . . . . . . . . .   40



                                  ARTICLE XI

                                  [RESERVED]


                                                                                                                            Page
                                                                                                                            ----
                                                                   ARTICLE XII
                                                                   -----------

         12.      Sale a Bar Against the Issuer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                                                                  ARTICLE XIII
                                                                  ------------

         13.      Waiver of Appraisement, Valuation, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                                                                   ARTICLE XIV
                                                                   -----------

         14.      Appointment of Receiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                                                                   ARTICLE XV
                                                                   ----------

                                                                   ARTICLE XVI
                                                                   -----------

         16.      Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         16.1.    Supplemental Indentures without Consent of
                       Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         16.2.    Supplemental Indentures with Consent of
                       Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         16.3.    Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         16.4.    Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                                                                  ARTICLE XVII
                                                                  ------------
         17.      Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                                                                  ARTICLE XVIII
                                                                  -------------

         18.      No Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                                                                   ARTICLE XIX
                                                                   -----------

           19.    Direction of Action by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                                                                   ARTICLE XX
                                                                   ----------

         20.      The Bond Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         20.1.    Scope of Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         20.1.1.  Actions under this Bond Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         20.1.2.  Actions upon Request of Majority in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

                                                                                                                         Page
                                                                                                                         ----
         20.1.3.  Examination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         20.1.4.  Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         20.1.5.  Risk of Bond Trustee's Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         20.1.6.  Execution of Continuation Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         20.1.7.  Actions under the Note Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         20.2.    Reliances, Permitted Actions and Limitations
                  on Accountability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         20.3.    Limited Accountability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         20.4.    Holding Stipulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         20.5.    Requirements of Organization and Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         20.6.    Resignation and Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         20.6.1.  Notice of Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         20.6.2.  Removal upon Cessation of Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         20.6.3.  Removal by a Majority in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         20.6.4.  Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         20.7.    Successor Bond Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         20.7.1.  Acceptance of Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         20.7.2.  Eligibility upon Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         20.7.3.  Notice of Succession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         20.8.    Merger or Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         20.9.    Limitation on Note Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         20.10.   Title, Management and Disposition of REO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         20.10.1. Actions Prior to Sale of REO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         20.10.2. Protection of Interests in REO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         20.10.3. Deposits to Bond Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         20.10.4. Reimbursement of Bond Trustee Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         20.10.5. Disposition Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         20.10.6. Reports Pursuant to the Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         20.10.7. Prohibited Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         20.10.8. Acquisition of Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         20.11.   Bond Trustee's Fees; Tax Administrator's
                  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

                                                                   ARTICLE XXI
                                                                   -----------

         21.      Performance by the Note Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                                                                  ARTICLE XXII
                                                                  ------------

         22.      Prohibited Activities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                                                                  ARTICLE XXIII
                                                                  -------------

         23.      Certificate as to No Default; Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                                                                  ARTICLE XXIV
                                                                  ------------

         24.      Additional Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

                                                                                                                                Page
                                                                                                                                ----
                                                                   ARTICLE XXV
                                                                   -----------

         25.      Termination and Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         25.2.    Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

                                                                  ARTICLE XXVI
                                                                  ------------

         26.      Terms Subject to Applicable Law; Separability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
                                                                  ARTICLE XXVII
                                                                  -------------

         27.        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         28.        No Recourse to the Issuer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
                                                                  ARTICLE XXIX
                                                                  ------------

         29.      Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         29.1.    Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         29.2.    Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         29.3.    Benefits of Bond Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
                                                                   ARTICLE XXX
                                                                   -----------

         30.      Bond Trustee's Acceptance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66





                                                                  ARTICLE XXXI
                                                                  ------------

         31.      TAX ADMINISTRATOR'S ACCEPTANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

Exhibit A.        Form of Series [A][B][C] Bond   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
Exhibit B.        Form of Series [AR][BR][CR] Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
Exhibit C.        Form of Reverse of Bond   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1
Exhibit D.        Form of Depository Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1
Exhibit E.        Form of Transferor Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E-1
Exhibit F.        Form of Investment Letter   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
Exhibit G.        Form of Rule 144A Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  G-1
Exhibit H.        Form of Transfer Affidavit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  H-1
Exhibit I.         [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-1
EXHIBIT J.        FORM OF SUPPLEMENTAL ASSIGNMENT AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  J-1

Schedule I.       Schedule of Sinking Fund Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SI-1

         Reconciliation and tie between Trust Indenture Act of 1939 and Collateral Trust Indenture, dated as of MAY __, 1994


     Trust                                                                                                            Bond Indenture
Indenture Act Section                                                                                             Article or Section
---------------------                                                                                             ------------------
Section  310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.5
            (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.5
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.6.1, 20.6.2(a)
Section  312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Section  313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.10 et seq.
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Section  314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(a)
            (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(b)
            (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(b)
            (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(b)
            (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.10
            (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5(b)
Section  315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.1.1, 20.1.4
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.1.1
            (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20.1.1, 20.1.4(d)
Section  316(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.2, 20.1.2
            (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.2, 20.1.2
            (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16.2, 20.1.2
Section  317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.1 et seq.
            (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.1 et seq.
Section  318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19(a)(i)
            (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19(a)(ii)

__________________________

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.



         Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

                           COLLATERAL TRUST INDENTURE



  This Collateral Trust Indenture (this "Bond Indenture"), dated as of
MAY   , 1994, between FGHK, Inc., a New York corporation (the "Issuer"), and The Bank of New York, a New York banking corporation, solely as trustee (THE "BOND TRUSTEE") AND AS TAX ADMINISTRATOR (THE "TAX ADMINISTRATOR") and not in its individual capacity.


                             W I T N E S S E T H :


  WHEREAS, each Owner Trustee (as defined herein), not in its individual capacity, but solely as Owner Trustee under the relevant Trust Agreement, has authorized the issuance of certain mortgage notes (the "Notes") pursuant to the terms of the Note Indentures and, to secure the Notes and in order to provide for the authentication and delivery thereof by the relevant Note Trustee, each Owner Trustee has duly authorized the execution and delivery of each of the
Note Indentures;


  WHEREAS, the Leases, provisions of which have been referred to in the text of this Bond Indenture, were executed and delivered contemporaneously with the Note Indentures;


  WHEREAS, the Issuer, as holder of the Notes, and the Bond Trustee desire to enter into, execute and deliver this Bond Indenture, pursuant to which the Issuer will execute and deliver, and the Bond Trustee will initially authenticate, secured-lease bonds in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively (collectively, the "Bonds");

  WHEREAS, each Note Trustee, pursuant to the related Note Indenture, has executed and delivered to the Bond Trustee, for the benefit of the Bondholders, an Assignment Agreement, assigning to the Bond Trustee, as trustee hereunder, inter alia, all of the Note Trustee's rights, powers and interest in, to and under the related Note Indenture and the collateral thereunder; and

  WHEREAS, the Issuer desires by this Bond Indenture to provide, among other things, (a) for the issuance of the Bonds, (b) for the pledge by the Issuer to the Bond Trustee, as part of the Trust Estate hereunder, among other things, of all of the Issuer's right, title and interest in and to the Notes,
(c) for the assignment of its interest in the Note Indentures and (d) for the assignment of all payments and other amounts received hereunder or in respect of the Notes in accordance with the terms hereof, as security for, among other things, the Issuer's obligations to the holders of the Bonds (the "Holders") for the ratable benefit and security of such Holders;

  NOW, THEREFORE, THIS BOND INDENTURE WITNESSETH, that in consideration of the aforesaid indebtedness in respect of the Bonds and the trust referred to below and to secure the prompt payment of such indebtedness, the Issuer has granted, bargained, sold, aliened, warranted, remised, conveyed, assigned, transferred, mortgaged, hypothecated, deposited, pledged, set over, released and confirmed, and by these presents does grant, bargain, sell, alien, warrant, remise, convey, assign, transfer, mortgage, hypothecate, deposit, pledge, set over, release and confirm unto the Bond Trustee and successors in trust, the following property and rights (collectively, together with certain rights and property transferred by the Note Trustees to the Bond Trustee pursuant to the Assignment, the "Trust Estate") now owned or held or hereafter acquired by the Issuer and in which the Issuer further grants to the Bond Trustee a security interest:

     (i)  the Notes;

    (ii)  the Issuer's rights and interests under the Note Indentures;

   (iii) any and all other sums and other property which may from time to time become rightfully subject to the lien of this Bond Indenture or which come into the rightful possession or become rightfully subject to the control of the Bond Trustee or a receiver lawfully appointed pursuant to this Bond Indenture or any instrument included in the Trust Estate, it being the intention of the Issuer, and the Issuer hereby agrees, that the property hereafter acquired by the Issuer, including as holder of the Notes but excepting only the amounts of Additional Rent paid by Kmart in respect of Issuer Expenses (as defined in the Lease) pursuant to each Lease, shall forthwith, upon the acquisition thereof, be and become subject to the lien of this Bond Indenture as if such property were now owned by the Issuer and were specifically described herein; and

    (iv) all proceeds of the property referred to in this granting clause, in each case as and for additional security for the payment of the Bonds and all other sums secured or intended to be secured hereby.

  TO HAVE AND TO HOLD the Trust Estate unto the Bond Trustee, in trust for the ratable benefit and security of the Holders, without preference, except as otherwise expressly provided herein, for the life of the trust established hereby.

  IN TRUST, however, for the purposes set forth in this Bond Indenture.

  This Bond Indenture is (a) a collateral trust indenture covering the Trust Estate and (b) a security agreement under the New York UCC. Upon the occurrence of an Event of Default, the Bond Trustee shall, in addition to other rights and remedies granted to it, have all the rights granted to a secured party pursuant to the New York UCC.

  The Issuer, for itself, its successors and assigns, covenants and agrees with the Bond Trustee, as follows:


                                   ARTICLE I.

  A. Definitions. As used in this Bond Indenture, the following capitalized terms shall have the respective meanings set after them:

  Affiliate - With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  Asset Group - Each of the Pool A Asset Group, the Pool B Asset Group and the Pool C Asset Group.

  Assignment - Each of the 24 Assignment Agreements, dated as of the date hereof, from each of the Note Trustees to the Bond Trustee, as collateral security for the payment of the Bonds.

  Average Life - As of the date of determination, with respect to the corresponding Notes the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of the corresponding Notes multiplied by the amount of such principal payment by (b) the sum of all such principal payments.

  Benefit Plan Affidavit - Has the meaning specified in Section 2.4.1(b) of this Bond Indenture.

  Benefit Plan Opinion - An Opinion of Counsel satisfactory to the Tax Administrator (and upon which the Tax Administrator and the Bond Trustee are authorized to rely) to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as plan assets for purposes of the Plan Asset Regulations, (b) give rise to any fiduciary duty under ERISA, on the part of the Issuer, the Tax Administrator or the Bond Trustee or (c) result in, or be treated as, a prohibited transaction under Sections 406 or 407 of ERISA or Section 4975 of the Code.

  Bond - Any of the Secured Lease Bonds, Series A, Series B, Series C, Series AR, Series BR or Series CR in the forms of Exhibit A, Exhibit B or Exhibit C hereto, respectively, as the context may indicate.

  Bond Account - Any of the Pool A Bond Account, the Pool B Bond Account or the Pool C Bond Account.

  Bond Indenture - This Collateral Trust Indenture as originally executed or as it may from time to time be supplemented, modified or amended by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions hereof.

  Bond Owner - Any Person acquiring a beneficial interest in Book-Entry Bonds of any Series, which ownership shall be reflected on the books of the Depository or on those of a Depository Participant or an indirect Depository Participant.

  Bond Trustee - The Bank of New York, a New York banking corporation, as trustee of the trust established hereby and any successor bond trustee hereunder.

  Book-Entry Bonds - Any of the Offered Bonds, which initially shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (whether directly, as a "Depository Participant", or indirectly, as an indirect Depository Participant) in accordance with the rules of the Depository and as described in Article 2.

  Business Day - Has the meaning assigned in the Note Indentures.


  Closing Date - MAY   , 1994.


  Code - The Internal Revenue Code of 1986, as amended.

  Commencement Date - The first Payment Date on which interest or principal is payable under the terms of the Bonds.

  Corporate Trust Office - The principal office of the Bond Trustee at which at any particular time its corporate trust business shall be administered; at the date hereof the Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286.

  Default - Any condition or event which constitutes or would constitute an Event of Default hereunder either with or without notice, lapse of time, or both.

  Definitive Bonds - Has the meaning specified in Section 2.1.1 of this Bond Indenture.

  Depository - The initial Depository shall be the Depository Trust
Company ("DTC"), the nominee of which is Cede & Co., or any other organization agreed to by the parties hereto and registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Bonds. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the New York UCC.

  Depository Agreement - With respect to any Series of Book-Entry Bonds, the agreement among the Issuer, the Bond Trustee and the initial Depository, dated as of the Closing Date and substantially in the form of Exhibit D hereto.

  Depository Participant - A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

  Directly Operate - With respect to any REO, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO, the holding of such REO primarily for sale to customers, the performance of any construction work thereon or any use of such REO in a trade or business conducted by the Trust Estate, in each case other than through an Independent Contractor; provided, however, that a Person designated by, and acting on behalf of the Bond Trustee shall not be considered to Directly Operate an REO Property solely because such Person on behalf of the Bond Trustee establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO.

  Disqualified Organization - Either (a) the United States, (b) any state or political subdivision thereof, (c) any foreign government, (d) any international organization, (e) any agency or instrumentality of any of the foregoing, (f) any tax-exempt organization (other than a cooperative described in section 521 of the Code) that is exempt from federal income tax unless such organization is subject to tax under the unrelated business taxable income provisions of the Code, (g) any organization described in section 1381(a)(2)(C) of the Code or (h) any other entity identified as a disqualified organization by the REMIC Provisions. A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

  ERISA - The Employee Retirement Income Security Act of 1974, as amended.

  Event of Default - Has the meaning specified in Article VII of this Bond Indenture.

  Exchange Act - The Securities Exchange Act of 1934, as amended.

  Extended Period - Has the meaning specified in Section 20.10.1 of this Bond Indenture.

  Extension - Has the meaning specified in Section 20.10.1 of this Bond
Indenture.

  Fee Properties - Collectively, those of the Properties other than the Leasehold Properties.

  Global Bonds - Physical certificates representing the Offered Bonds issued in the name of and delivered to the Depository to facilitate the issuance of the Book-Entry Bonds.

  Holder or Bondholder - The Person in whose name a Bond is registered in the Register.

  Independent Contractor - Either (a) any Person that would be an "independent contractor" with respect to any Pool REMIC or the Trust Estate within the meaning of section 856(d)(3) of the Code if such Pool REMIC or the Trust Estate were a real estate investment trust (except that, in applying that section, more than 35% of the outstanding principal balance of any Series of Bonds shall be deemed to be more than 35% of the interest in both the related Pool REMIC and Trust Estate), so long as the Trust

Estate does not receive or derive any income from such Person, the relationship between such Person and the Trust Estate is at arm's length and such Person is not an employee of the REMICs, the Bond Trustee or the Tax Administrator, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Tax Administrator) upon receipt by the Bond Trustee of an Opinion of Counsel to the effect that the taking of any action in respect of any REO by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO to cease to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of section 860D(a) of the Code), or cause any income realized in respect of such REO to fail to qualify as Rents from Real Property.


  Investment Letter - Has the meaning specified in Section 2.4.1 of this Bond Indenture, a form of which is attached hereto as Exhibit F.


  IRS - The Internal Revenue Service.

  Issuer - FGHK, Inc., a New York corporation, its successors and assigns.

  Issuer Documents - The Note Assignment, this Bond Indenture, the
Bonds, the pledge of the Notes to the Bond Trustee, the Master Indemnification Agreement and the First Amendment to the Master Indemnification Agreement.

  Kmart - Kmart Corporation, a Michigan corporation, its successors and assigns.

  Lease Event of Default - Has the meaning assigned in the Leases to the term "Event of Default" thereunder.

  Leasehold Estate - Collectively, the interests of the related Owner
Trustee in a Leasehold Property created by the related ground lease and a fee estate in the improvements located thereon.

  Leasehold Properties - Collectively, those Properties listed on
Schedule G to the Purchase Agreement and designated as "Leasehold Properties" thereon.

  Leases - Collectively, the leases of the Properties, each dated as of December 15, 1993, as amended as of the date hereof, between the Owner Trustee, as lessor, and Kmart, as lessee, as supplemented or amended (each individually, a "Lease").

  Majority in Interest - Collectively, the Holders of a majority of the aggregate principal amount of the Offered Bonds then outstanding.

  Make-Whole Premium - The sum of the Make-Whole Premiums on all related
Notes being redeemed. The "Make-Whole Premium", if any, on any Note shall mean an amount equal to the positive difference, as of the date of determination, between (a) the present value of all future payments of principal and interest, including any principal amount due at maturity, discounted semi-annually at an interest rate per annum equal to (i) the average yield for "This Week", as provided in the Treasury Constant Maturity Yield Index published by the Federal Reserve Bank of New York in the Federal Reserve Statistical Release designated "H.15(519) Selected Interest Rates", or a successor publication, published next preceding two business days prior to redemption, for instruments having a maturity corresponding to the remaining Average Life of such Note (the "TCMYI") plus (ii) 50 basis points, and (b) the outstanding principal amount of such Note to be redeemed; provided, however, that if there is no TCMYI for instruments having a maturity corresponding to the Average Life of such Note, then the TCMYI shall equal the straight-line interpolation between the interest rates on the two respective Treasury issues greater and lesser, most closely approximating the average life of the Note (rounded to the fourth decimal place); and provided further that if the Average Life of such Note is less than one year, the one-year TCMYI shall be used.

  Master Indemnification Agreement - The Master Indemnification
Agreement dated as of December 15, 1993, as amended on the date hereof, between Kmart and the Owner Participant, the Remainder Purchaser, the Owner Trustee, the Remainder Owner Trustee, the Note Trustee, the Bond Trustee, the Issuer and the Holders of the Residual Bonds, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.


  Mortgages - The mortgages, deeds of trust and deeds to secure debt, dated as of December 15, 1993, as amended on the date hereof, each creating a first-mortgage lien on the related Property, including the improvements thereon, from the Owner Trustee, as mortgagor, to or for the benefit of the Note Trustee, as mortgagee, for the benefit of the Issuer, as the Holder of the Notes, as at such time supplemented or amended.


  New Lease - Any lease of an REO entered into on behalf of the Trust
Estate, including any lease renewed, modified or extended on behalf of the Trust Estate (if the Bond Trustee, or its agent, has the right to renegotiate the terms of such lease).

  New York UCC- The Uniform Commercial Code of the State of New York.

  Non-U.S. Person - A foreign person within the meaning of Treasury Regulations Section 1.860G-3(a)(1) (i.e., a person other than (a) a citizen or resident of the United States, (b) a corporation, limited-liability company, partnership or other entity that is organized under the laws of the United States or any jurisdiction thereof or therein or (c) an estate or trust that is subject to United States federal income taxation regardless of the source of its income) that would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code on income derived from a Residual Bond.

  Note Assignment - The assignment dated the date hereof, from the Issuer to the Bond Trustee, assigning the Notes and the rights of the Issuer under the Note Indentures to the Bond Trustee.

  Note Indenture Event of Default - Has the meaning assigned to the term "Event of Default" in the Note Indentures.

  Note Indentures - With respect to each of the Properties, the related
Trust Indenture, Assignment of Lease and Rents and Security Agreement, dated as of December 15, 1993, as supplemented and restated as of the date hereof, between the applicable Owner Trustee and the Note Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

  Note Trustee - The Bank of New York, not in its individual capacity, but solely as trustee under the various Note Indentures, or any successor trustee thereunder.

  Notes - The Series A Notes, Series B Notes and Series C Notes issued by the applicable Owner Trustee pursuant to the Note Indentures; a Series A Note, a Series B Note and a Series C Note will be issued in respect of each Property.

  Offered Bonds - The Series A Bonds, Series B Bonds and Series C Bonds, each in the form of Exhibit A and Exhibit C hereto.

  Officer's Certificate - A certificate of the Issuer signed by the President, any Vice President or other officer authorized to so sign by either the Board of Directors or the by-laws of the Issuer.

  Opinion of Counsel - A written opinion of counsel in form and substance acceptable to the Bond Trustee.

Owner Participant - The owner participant under the Purchase Agreement.

  Owner Trust - The owner trust established pursuant to the relevant Trust Agreement.

  Owner Trustee - With respect to the Property located in the State of Ohio, Society National Bank, acting not in its individual capacity, but solely as owner trustee under the related Trust Agreement; with respect to the 23 other Properties, Shawmut Bank Connecticut, National Association, acting not in its individual capacity, but solely as owner trustee under each of the related Trust Agreements.

  Payment Date - Each date on which scheduled payments of principal or interest are due and payable on the Bonds, except that if any Payment Date falls on a day that is not a Business Day, then the Payment Date shall be the succeeding Business Day.

  Permitted Investments - An interest-bearing investment (a) having a credit rating no lower than the rating on the highest rated Series of Offered Bonds, except in the case of a deposit with the Bond Trustee in its capacity as a bank (an "In-House Deposit"), (b) that matures no later than the Business Day immediately preceding the next succeeding Payment Date or, in the case of an In-House Deposit, no later than such Payment Date, and (c) that does not evidence the right to receive only the interest on obligations underlying the investment or provide a yield to maturity at par higher than 120% of the yield to maturity at par of such obligations.

  Permitted Transferee - A person to whom a Residual Bond may be transferred consistent with the provisions of Section 2.4 hereof.

  Person - Any individual, corporation, limited-liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  Plan Asset Regulations - The Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as amended from time to time.

  Pool A Asset Group - The portion of the assets of the Issuer which have been pledged or assigned to the Trust Estate consisting of the Series A Notes, certain interests of the Note Trustee assigned to the Bond Trustee pursuant to the Assignment, the Pool A Bond Account, the Pool A Reserve Fund and all amounts or assets received with respect thereto.

  Pool A Bond Account - The separate account created and initially maintained by the Bond Trustee in the name of the Bond Trustee for the benefit of the Holders of the Series A Bonds and Series AR Bonds and designated "The Bank of New York, in trust for the registered holders of the Secured Lease Bonds, Series A and Series AR". Funds in the Pool A Bond Account shall be held in trust for the Holders of the Series A Bonds and Series AR Bonds for the uses and purposes set forth in this Bond Indenture.

  Pool A REMIC - The REMIC comprised of the Pool A Asset Group.

  Pool A Reserve Fund - The Reserve Fund established pursuant to Section
3.1 hereof to be used for the payment of the Bond Trustee's fees and other expenses of the Pool A REMIC.

  Pool B Asset Group - The portion of the assets of the Issuer which have been pledged or assigned to the Trust Estate consisting of the Series B Notes, certain interests of the Note Trustee assigned to the Bond Trustee pursuant to the Assignment, the Pool B Bond Account, the Pool B Reserve Fund and all amounts or assets received with respect thereto.

  Pool B Bond Account - The separate account created and initially maintained by the Bond Trustee in the name of the Bond Trustee for the benefit of the Holders of the Series B Bonds and Series BR Bonds and designated "The Bank of New York, in trust for the registered holders of the Secured Lease Bonds, Series B and Series BR". Funds in the Pool B Bond Account shall be held in trust for the Holders of the Series B Bonds and Series BR Bonds for the uses and purposes set forth in this Bond Indenture.

  Pool B REMIC- The REMIC comprised of the Pool B Asset Group.

  Pool B Reserve Fund - The Reserve Fund established pursuant to Section
3.1 hereof to be used for the payment of the Bond Trustee's fees and other expenses of the Pool B REMIC.

  Pool C Asset Group - The portion of the assets of the Issuer which have been pledged or assigned to the Trust Estate consisting of the Series C Notes, certain interests of the Note Trustee assigned to the Bond Trustee pursuant to the Assignment, the Pool C Bond Account, the Pool C Reserve Fund and all amounts or assets received with respect thereto.

  Pool C Bond Account - The separate account created and initially maintained by the Bond Trustee in the name of the Bond Trustee for the benefit of the Holders of the Series C Bonds and Series CR Bonds and designated "The Bank of New York, in trust for the registered holders of the Secured Lease Bonds, Series C and Series CR". Funds in the Pool C Bond Account shall be held in trust for the Holders of the Series C Bonds and Series CR Bonds for the uses and purposes set forth in this Bond Indenture.

  Pool C REMIC - The REMIC comprised of the Pool C Asset Group.

  Pool C Reserve Fund- The Reserve Fund established pursuant to Section
3.1 hereof to be used for the payment of the Bond Trustee's fees and other expenses of the Pool C REMIC.

  Properties - The Fee Properties and the Leasehold Properties (each individually, a "Property").

  Purchase Agreement - Has the meaning specified in each Note Indenture, as appropriate.

  Record Date - As to any Payment Date, the 15th day of the calendar month prior to the month in which such Payment Date occurs.

  Redemption Date - Has, for each Series of Bonds, the meaning specified in the Note Indentures with respect to the related Series of Notes.

  Redemption Price - With respect to any Bond or portion thereof to be redeemed, 100% of the unpaid principal amount thereof, or of the portion to be redeemed, plus accrued interest thereon through the Redemption Date and, where specifically provided for herein, the applicable Make-Whole Premium, if any, pursuant to Section 3.6(b) of this Bond Indenture.

  Register - Has the meaning specified in Section 2.3 of this Bond Indenture.

  Registrar - The Bond Trustee and any successor Registrar or additional Registrar as may be appointed by the Issuer.

  Remainder Purchaser - FGHK, Ltd., A Wyoming Limited Liability Company, its successors and assigns.

  REMIC - A "real estate mortgage investment conduit" within the meaning of the REMIC Provisions.

  REMICs - Has the meaning specified in Section 2.6.1 of this Bond Indenture.

  REMIC Provisions - Provisions of the federal income tax law relating to REMICs, which appear at sections 860A through 860G of

Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations promulgated thereunder and published rulings and announcements, as the foregoing may be in effect from time to time as well as CORRESPONDING provisions of applicable state laws.


  Rents from Real Property - With respect to any REO, gross income of the character described in Code section 856(d) and Treasury regulations thereunder.

  REO - A Property acquired by the Bond Trustee as the result of a default on one or more Notes through foreclosure, deed-in-lieu of foreclosure, or other mechanism in accordance with the applicable Note Indenture.

  REO Disposition - The receipt by the Bond Trustee of insurance proceeds and other payments and recoveries (including liquidation proceeds) from the sale or other disposition of an REO.

  Reserve Fund - Any of the Pool A Reserve Fund, the Pool B Reserve Fund or the Pool C Reserve Fund, as appropriate.

  Reserve Fund Amounts - Has the meaning specified in Section 3.13.1 of this Bond Indenture.

  Residual Bonds - The Series AR Bonds, Series BR Bonds and Series CR Bonds, each in the form of Exhibit B and Exhibit C hereto.

  Responsible Officer - Has the meaning assigned in the Note Indentures.

  Rule 144A Letter - Has the meaning specified in Section 2.3.1 of this Bond Indenture, a form of which is attached hereto as Exhibit G.

  Securities Act - The Securities Act of 1933, as amended.

  Series - With respect to the Bonds, collectively, all of the Bonds designated as either the Series A Bonds, Series AR Bonds, Series B Bonds, Series BR Bonds, Series C Bonds or Series CR Bonds and, with respect to the Notes, collectively, all of the Notes designated as either Series A Notes, Series B Notes or Series C Notes.

  Series A Bonds - $          principal amount of    % Secured Lease
Bonds, Series A, due _______________, the form of which is attached hereto as Exhibit A and Exhibit C.

         Series A Notes - The 24 mortgage notes designated as "Series A Notes" thereon, from the appropriate Owner Trustee, as maker, to the Issuer, as payee, in an aggregate principal amount equal to $__________, and any notes issued in exchange therefor or in replacement thereof.

         Series AR Bonds - The Secured Lease Bonds, Series AR, representing the residual interest in the Pool A REMIC, having no principal amount and entitled to no scheduled payments of principal or interest, the form of which is attached hereto as Exhibit B and Exhibit C.

         Series B Bonds - $_________ principal amount of ____ % Secured Lease Bonds, Series B, due _______________, the form of which is attached hereto as Exhibit A and Exhibit C.

         Series B Notes - The 24 mortgage notes designated as "Series B Notes" thereon, from the appropriate Owner Trustee, as maker, to the Issuer, as payee, in an aggregate principal amount equal to $__________, or any notes issued in exchange therefor or in replacement thereof.

         Series BR Bonds - The Secured Lease Bonds, Series BR, representing the residual interest in the Pool B REMIC, having no principal amount and entitled to no scheduled payments of principal or interest, the form of which is attached hereto as Exhibit B and Exhibit C.

         Series C Bonds - $________ principal amount of ___ % Secured Lease Bonds, Series C, due _______________, the form of which is attached hereto as Exhibit A and Exhibit C.

         Series C Notes - The 24 mortgage notes designated as "Series C Notes" thereon, from the appropriate Owner Trustee, as maker, to the Issuer, as payee, in an aggregate principal amount equal to $__________, or any notes issued in exchange therefor or in replacement thereof.

         Series CR Bonds - The Secured Lease Bonds, Series CR, representing the residual interest in the Pool C REMIC, having no principal amount and entitled to no scheduled payments of principal or interest, the form of which is attached hereto as Exhibit B and Exhibit C.

         Sinking Fund - With respect to each Series of Bonds, the sinking fund for each such Series to be established and to operate as provided in Section
3.2 of this Bond Indenture.

         Special Tax Consent - The written consent of the Holder of a Residual Bond to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Holder's Residual Bond.

  Special Tax Opinion - An Opinion of Counsel that a proposed transaction or activity will not (a) adversely affect the status of any REMIC as a REMIC or of the Offered Bonds as the regular interests therein, (b) affect the payment of interest or principal on the Offered Bonds or (c) result in the encumbrance of the collateral held by the Bond Trustee by a tax lien.


  Startup Day - With respect to each of the REMICs, MAY   , 1994.

  Stated Maturity - When used with respect to any Bond or any installment of interest thereon, the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest is due and payable, except that if such date does not fall on a Business Day, then the Stated Maturity shall be the succeeding Business Day.


  SUPPLEMENTAL ASSIGNMENT AGREEMENT - THE SUPPLEMENTAL ASSIGNMENT
AGREEMENT, DATED AS OF THE DATE HEREOF, FROM THE BOND TRUSTEE TO EACH OF
THE NOTE TRUSTEES, WITH RESPECT TO EXCEPTED PAYMENTS (AS DEFINED IN THE NOTE INDENTURES) AND CERTAIN OTHER MONIES NOT COMPRISING PART OF THE TRUST ESTATE, A FORM OF WHICH IS ATTACHED HERETO AS EXHIBIT J.


  Supplemental Indenture - Any supplemental indenture to this Bond Indenture executed by the Bond Trustee pursuant to Article XVI hereof.


  Tax Administrator - The Bank of New York or any designee qualified under the REMIC Provisions to perform the functions of the Tax Administrator hereunder (including the function of serving as the Tax Matters Person) WHO SHALL, IF SO REQUIRED, HAVE SATISFIED THE REQUIREMENTS OF SECTION 2.4 OF THIS BOND INDENTURE WITH RESPECT TO THE TRANSFER TO IT OF AN INTEREST IN THE RESIDUAL BONDS.




  Tax Matters Person - The Person or Persons designated from time to time hereunder to act as tax matters person (within the meaning of the REMIC Provisions) of a REMIC.

  Transferee Agreement - Has the meaning specified in Section 2.4.1 of this Bond Indenture, a form of which is attached hereto as Exhibit H.

  Transferor Certificate - Has the meaning specified in Section 2.4.1 of this Bond Indenture, a form of which is attached hereto as Exhibit E.

  Treasury Constant Maturity Yield Index - The average yield for "This
Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (or, if such Statistical Release is no longer published, any publicly available source of similar market data).

  Trust Agreements - The 24 Trust Agreements, each dated as of December 15, 1993 and each between the Owner Participant and the appropriate Owner Trustee with respect to a separate Property.

  Trust Estate - As defined in the securing clause of this Bond
Indenture.

  Trust Indenture Act - The Trust Indenture Act of 1939, as amended.

  U.S. Person - A Person other than a Non-U.S. Person.

  Withholding Agent - The Bond Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on a Residual Bond under section 1441 and 1442 of the Code and the regulations thereunder.


                                  ARTICLE II.

         2. The Bonds.

         2.1. Book-Entry Bonds.

         2.1.1.  Issuance and Registration.

  The Offered Bonds initially shall each be issued in the form of one or more physical certificates (the "Global Bonds") representing the Book-Entry Bonds, to be delivered to the Depository by or on behalf of the Issuer in the form attached hereto as Exhibits A and C (Reverse of Bonds). The Bonds shall be issuable in the denominations set forth below. The aggregate principal amount of Bonds that may be authenticated and delivered hereunder is limited to the aggregate sum of $___________, except for Bonds authenticated and delivered pursuant to Sections 2.2 or 2.3 hereof. Each fully registered Bond shall be dated the date of its authentication. Each fully registered Bond shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the Issuer executing the same may determine with the approval of the Bond Trustee. Each fully registered Bond may be issued with appropriate insertions, omissions, substitutions or variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Bond Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Bond of such series is admitted to trading, or to conform to general usage.

  Each of the Bonds shall be issuable in a minimum denomination of $1000 and integral multiples thereof. The Series A Bond, Series B Bond and Series C Bond initially shall each be issued only as a single Bond in registered form in the denominations of $________, $________ and $________, respectively. Series AR Bonds, Series BR Bonds and Series CR Bonds shall each be issued only as a single Bond in registered form without denomination.

  The Bonds shall be executed on behalf of the Issuer by any of its authorized officers. The signature of any of such authorized officer on the Bond may be manual or facsimile. The Bonds shall be authenticated by the Bond Trustee.

  Bonds bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that any of such individuals have ceased to hold such offices prior to the authentication and delivery of such Bond or did not hold such offices at the date of execution of this Bond Indenture.

  No Bond shall be secured by or entitled to any benefit under this Bond Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication in the form provided for in the Bonds, executed by the Bond Trustee by the manual signature of one of its authorized officers or signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.




  The Offered Bonds shall initially be registered on the Register in the name of the Depository or its nominee, and no Bond Owner shall be entitled to receive a Definitive Bond representing such Bond Owner's interest in such Bonds, except as provided in Section 2.2 hereof. Unless and until definitive, fully registered Bonds ("Definitive Bonds") have been issued to the Bond Owners of such Bonds pursuant to Section 2.2:

        a. the Issuer and the Bond Trustee may deal with the Depository and the Depository Participants for all purposes

(including the making of distributions) as the authorized representative of such Bond Owners;

   b. transfer of the Book-Entry Bonds may not be registered by the Bond Trustee except to another Depository;

   c. the rights of such Bond Owners shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law, by agreements between such Bond Owners and the Depository and/or the Depository Participants and by the reasonable rules and procedures of the Depository and Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Bonds are issued with respect to the Offered Bonds pursuant to Section 2.2.1, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Bonds to such Depository Participants;

   d. the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

   e. the Bond Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Bond Owners;

   f. to the extent that the provisions of this Section conflict with any other provisions of this Bond Indenture, the provisions of this Section shall control; and

   g. neither the Issuer nor the Bond Trustee nor any Affiliate thereof will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Book-Entry Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   For purposes of any provision of this Bond Indenture requiring or permitting actions with the consent of, or at the direction of, Holders, such direction or consent may be given by Bond Owners (acting through the Depository and the Depository Participants) owning Book-Entry Bonds evidencing the requisite percentage of principal amount of such Series of Bonds.

  2.1.2. Communication through Depository. Whenever any notice or other communication is required to be given to Holders of any Series of Offered Bonds, unless and until Definitive Bonds shall have been issued to the related Bond Owners, the Bond Trustee shall give all such notices and communications to the Depository, who shall communicate them to the Depository Participants.

  2.2. Issuance of Definitive Bonds. If, after Book-Entry Bonds have been issued, (a) either the Issuer or the Depository advises the Bond Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Bonds and the Bond Trustee and the Issuer are unable to locate a qualified successor, (b) at its sole option, the Issuer advises the Bond Trustee that it elects to terminate the book-entry system with respect to such Bonds through the Depository or (c) after the occurrence and continuation of an Event of Default, a Majority in Interest advises the Bond Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to such Bonds through the Depository (or its successor) is no longer in the best interests of such Bond Owners, then the Bond Trustee shall notify all such Bond Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Bonds to Bond Owners requesting the same. The Issuer shall thereupon execute and deliver to the Bond Trustee Definitive Bonds and shall direct the Bond Trustee to authenticate and deliver such Definitive Bonds upon surrender to the Bond Trustee of the Global Bonds by the Depository, accompanied by registration instructions from the Depository for registration. Neither the Issuer nor the Bond Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Bonds, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Bond Trustee, to the extent applicable with respect to such Definitive Bonds and the Bond Trustee shall recognize the Holders of such Definitive Bonds as Holders hereunder.

  2.3. Registration, Exchange or Transfer of Bonds. The Bond Trustee is hereby appointed Registrar for the purpose of registering Bonds and transfer of Bonds as herein provided. The Bond Trustee, as Registrar, shall cause to be kept at the Corporate Trust Office a register (the "Register") for the registration, subject to such reasonable regulations as it may prescribe, of Bonds and of transfers of Bonds of each Series. If the Issuer, with the written consent of a Majority in Interest, appoints a successor Registrar or additional Registrars, the registers maintained by all such Registrars shall, collectively, comprise the Register. The ownership of the Bonds (including, for purposes of Article XIX hereof) shall be proved by the

Register. Prior to due presentment for registration of transfer, the Person in whose name any Bond is registered on the Register shall be deemed to be the absolute owner of such Bond for the purpose of receiving payment of principal of, premium, if any, and interest on such Bond and for all other purposes whatsoever, regardless of any notice to anyone to the contrary.

  Upon surrender for registration of transfer of any Bond at the Corporate Trust Office and provided that all requirements for transfer established hereunder have been satisfied, the Issuer shall execute, and the Bond Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same Series, of any authorized denominations and of a like aggregate principal amount. No transfer of Bonds shall be effective unless such transfer has been recorded in the Register.

  At the option of any Holder, such Holder's Bonds of any Series may be exchanged for other Bonds of the same Series in authorized denominations of an equal aggregate principal amount, upon surrender of the Bonds to be exchanged at the Corporate Trust Office. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Bond Trustee shall authenticate and deliver, the Bonds that the Holder making the exchange is entitled to receive.

  All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same obligations, and entitled to the same security and benefits under this Bond Indenture, as the Bonds surrendered upon such registration of transfer or exchange so that neither gain nor loss in interest shall result from such registration of transfer, exchange or replacement.

  Every Bond presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Bond Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing.

  All Bonds surrendered for payment or redemption in whole, or registration of transfer or exchange shall, if surrendered to any Person other than the Bond Trustee, be delivered to the Bond Trustee for cancellation. The Issuer may at any time deliver to the Bond Trustee for cancellation any Bonds previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever and all Bonds so delivered shall be promptly canceled by the Bond Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section 2.3, except as expressly permitted by this Bond Indenture. All canceled Bonds held by the Bond Trustee shall be held or disposed of by the Bond Trustee in accordance with its standard retention or disposal policy as is in effect at the time unless the Issuer shall direct that they be returned to it; provided that such direction is timely and the Bonds have not been previously disposed of by the Bond Trustee in the absence of such direction and in accordance with the foregoing policy.

  No service charge shall be made for any registration of transfer or exchange of Bonds, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds.


  2.4. ADDITIONAL Requirements for Transfer of Residual Bonds.


  2.4.1.  Registration or Exemption under the Securities Act.
        (a) No transfer to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance therewith, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Bond Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter"). In the event that such transfer is to be made within three years from the date of the initial issuance of Bonds pursuant hereto (other than a transfer as to which the proposed transferee has provided a Rule 144A Letter), there shall also be delivered to the Bond Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws. The Issuer shall provide to any Holder of a Residual Bond and any prospective transferee designated by any such Holder, information regarding the related Bonds and such other information as shall be necessary to satisfy the conditions of eligibility set forth in Rule 144A(d)(4) for transfer of any such Bond without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Bond Trustee and Kmart shall cooperate with the Issuer in providing such information, including providing to the Issuer such information regarding the Bonds and other matters regarding the Trust Estate as the Issuer shall reasonably request to meet its obligation under the preceding sentence; provided, however, that the Bond Trustee shall only be obligated to provide information with respect to (i) amounts paid or owing to Bondholders,
(ii) Defaults known to it, (iii) the number of registered Bondholders or (iv) the terms of the Bonds and this Bond Indenture, including restrictions on the transfer of Bonds. Each Holder of a Residual Bond desiring to effect such transfer shall, and does BY ITS ACCEPTANCE OF A RESIDUAL BOND, agree to indemnify the Bond Trustee, the Tax Administrator, Kmart, the Issuer, the Owner Participants and the Owner Trustees against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Such indemnification obligation shall survive termination of this Bond Indenture and payment in full of the Bonds.


   (b) No transfer of a Residual Bond shall be made unless the transferee provides the Tax Administrator and the Bond Trustee with (i) an agreement of the transferee substantially in the form of Exhibit H (a "Transferee Agreement") hereto and (ii) either (A) an affidavit substantially in the form of Exhibit BPA to Exhibit H hereto that the proposed transferee is not a "benefit plan investor" described in or subject to the Plan Asset Regulations (a "Benefit Plan Affidavit") or (B) a Benefit Plan Opinion.

   (c) The Bond Trustee shall not register any transfer of a Residual Bond (including any beneficial interest therein) unless it shall have received the written consent of the Tax Administrator. The Tax Administrator shall not give such consent to any proposed transfer to any investor that is a Disqualified Organization or in any case where such transfer would result in the Issuer or the Trust Estate being deemed to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. As prerequisites to the Tax Administrator's consent to any other transfer, the proposed transferee (including an initial purchaser) of a Residual Bond, or any beneficial interest therein, must provide the Tax Administrator and the Bond Trustee with (i) the items specified in paragraph (b) above, (ii) (A) if the transferee is a Non-U.S. Person, an affidavit in substantially the form attached as Exhibit B-1 to Exhibit H hereto and (B) if the transferee is a U.S. Person, an affidavit in substantially the form attached as Exhibit B-2 to Exhibit H hereto and (iii) if the proposed transferee is a Non-U.S. Person, a certificate, signed by the transferor, stating whether the Residual Bond has "tax avoidance potential" as defined in Treasury Regulations Section 1.860G-3(a)(2) (a "TAPRI
Certificate"). Notwithstanding the fulfillment of the prerequisites described above, the Tax Administrator may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of (i) disqualification of the related REMIC as a REMIC or (ii) the imposition of a tax upon any REMIC. In addition, the Tax Administrator shall not give its consent to the transfer of less than an entire interest in a Residual Bond unless the interest transferred is an undivided interest or the transferor or the transferee provides the Tax Administrator with an Opinion of Counsel that the transfer will not jeopardize the REMIC status of the related REMIC.


   (d) If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Residual Bond, or any beneficial interest therein, in violation of the restrictions set forth in this Section, the Bond Trustee, upon notification from the Tax Administrator, may pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of such Residual Bond (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Bond Trustee, the Issuer, any REMIC, the Tax Administrator, Other Holders or Kmart (Whether pursuant to the Master Indemnification Agreement or otherwise).


   (e) Any attempted or purported transfer of any ownership interest in a Residual Bond in violation of the provisions of this Section 2.4.1 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Residual Bond in violation of the provisions of this Section 2.4.1, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Bond. The Bond Trustee shall be under no liability to any Person for any registration of transfer of a Residual Bond not permitted by Section 2.4.1 and this Section
2.4.1 or for making any payments due on such Bond to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Bond Indenture. The Bond Trustee shall be entitled but not obligated to recover from any Holder of a Residual Bond that was in fact not a Permitted Transferee at the time it became such a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Bond at and after either such time. Any such payments so recovered by the Bond Trustee shall be paid and delivered by the Bond Trustee to the current Permitted Transferee, if any, or the last preceding Permitted Transferee of such Bond.

   (f) The Tax Administrator shall make available, upon receipt of a written request from the Bond Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a transfer of an ownership interest in a Residual Bond to any Person who is not a Permitted Transferee.

The restrictions on transfers set forth in this Section 2.4.1, to the extent they relate to REMIC qualification, shall cease to apply with respect to transfers occurring after delivery to the Bond Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the Trust Estate, or any portion thereof, to fail to qualify as a REMIC at any time that the Residual Bonds are outstanding or result in the imposition of any tax on the Trust Estate, a Holder or another Person. Each Person holding or acquiring any ownership interest in a Residual Bond consents BY ITS
HOLDING OR ACQUISITION THEREOF to any amendment of this Bond Indenture which is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Bond is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the transfer of a Residual Bond which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.


  2.4.2. Payment of Expenses. The preparation and delivery of the certificates and Opinions of Counsel referred to in this Section 2.4 shall not be an expense of the Trust Estate, the Bond Trustee, the Owner Trustee or Kmart.

  2.5. Payment of the Bonds. The Issuer shall duly and punctually pay, or cause to be paid, the principal of, interest on and premium, if any, on the Bonds in accordance with their respective terms; provided, however, that the Issuer's obligations with respect to the Series A Bonds and Series AR Bonds shall be recourse solely to the Pool A Asset Group, its obligations with respect to the Series B Bonds and Series BR Bonds shall be recourse solely to the Pool B Asset Group, and its obligations with respect to the Series C Bonds and Series CR Bonds shall be recourse solely to the Pool C Asset Group. All payments shall be made without demand therefor or, except for a final payment in full, presentation of the Bonds, and shall be delivered to the Bond Trustee at the Corporate Trust Office, in lawful money of the United States. Upon receipt of any such payment and its conversion into immediately available funds, the Bond Trustee will promptly remit to the Holders its ratable share, either by (a) in the case of any Holder holding a Bond having an initial principal amount equal to or greater than $5,000,000, by wire transfer in the form of federal or other immediately available funds to an account in the United States designated by such Holder provided that an account number is included in the Register or (b) by check payable to the order of such Holder sent by first-class mail to such address as is specified by such Holder. Each payment on the Bonds, whether made by wire transfer or by check, shall contain a designation that such payment is from the account of the Issuer. Final payment in full of any Bond shall be made only against surrender of such Bond to the Bond Trustee at its Corporate Trust Office.

  2.6.  Miscellaneous REMIC Provisions.

  2.6.1. REMIC Elections. The Issuer shall make elections to treat each of the Pool A Asset Group, the Pool B Asset Group and the Pool C Asset Group as a separate REMIC under section 860D of the Code (the "Pool A REMIC", "Pool B REMIC" and "Pool C REMIC", respectively, and collectively, the "REMICs"). Any inconsistencies or ambiguities in this Bond Indenture or in the administration of the trust shall be resolved in a manner that preserves the validity of such REMIC elections.


  2.6.2. Designations of Bonds. The Series A Bonds, the Series B Bonds and the Series C Bonds are hereby designated as "regular interests" in the Pool A REMIC, Pool B REMIC and Pool C REMIC, respectively, and the Series AR Bonds, the Series BR Bonds and the Series CR Bonds are hereby designated as the single class of "residual interests" in each of the related REMICs, as defined in section 860G(a) of the Code.  Each owner of a Residual Bond agrees, BY
ITS ACCEPTANCE OF ITS INTEREST IN SUCH RESIDUAL BOND, to pay any taxes assessed against it as holder of the "residual interest" in the related REMIC. The tax year of each of the REMICs shall be the calendar year, and each REMIC shall use the accrual method of accounting.


  2.6.3. Startup. The Startup Day is hereby designated as the "startup day" for each of the REMICs within the meaning of section 860G(a)(9) of the Code.

  2.6.4. Maturities. The final scheduled Payment Date for any Series of Bonds is hereby set to coincide with the Payment Dates set forth in the following table:

      Series                                                         Final Scheduled Payment Date
 ---------------                                                     ----------------------------
 Series A Bonds                                                            _______________
 Series B Bonds                                                            _______________
 Series C Bonds                                                            _______________
 Series AR Bonds                                                           _______________
 Series BR Bonds                                                           _______________
 Series CR Bonds                                                           _______________


  The Residual Bonds shall remain outstanding, whether or not receiving current distributions of interest or principal, for the life of the related REMIC.

  2.6.5. Tax Matters Person. The Tax Administrator is hereby designated as "tax matters person" with respect to the Trust Estate and each of the REMICs as defined in the REMIC Provisions, and, in connection therewith, shall hold a percentage interest of 0.01% of each of the Series AR Bonds, Series BR Bonds and Series CR Bonds.

  2.6.6. REMIC Administration. (a) Notwithstanding any other provisions of this Bond Indenture, the Bond Trustee or other Withholding Agent shall comply with all federal withholding requirements respecting payments to Holders of interest or original issue discount on the Bonds that the Bond Trustee reasonably believes are applicable under the Code. The consent of Holders shall not be required for such withholding. In the event the Bond Trustee or other Withholding Agent does withhold any amount from interest or original issue discount payments to any Holder pursuant to federal withholding requirements, the Bond Trustee shall indicate with any payment to such Holders the amount withheld. In addition, the Bond Trustee or other Withholding Agent may (i) withhold an amount equal to any taxes due upon disposition of a Residual Bond from future distributions made with respect to the Residual Bond to the transferee (after giving effect to the withholding of taxes imposed on such transferee), and (ii) pay the withheld amount to the IRS unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Bond Trustee or such Withholding Agent. Moreover, the Bond Trustee or other Withholding Agent may (i) hold distributions on a Residual Bond, without interest, pending determination of amounts to be withheld, (ii) withhold any other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Bond that it holds, and (iii) pay to the IRS all such other amounts withheld.

   (b) The Tax Administrator shall pay any and all tax-related expenses (not including taxes) of the Trust Estate and the REMICs, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any of the REMICs that involves the IRS or state tax authorities.


   (c) The Tax Administrator shall prepare any necessary forms for election as well as all of each REMIC's federal, state AND LOCAL tax and information returns. The Issuer shall sign and the Tax Administrator shall file such returns on behalf of each REMIC. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

   (d) The Tax Administrator shall perform all reporting and other tax-compliance duties that are the responsibility of each REMIC under the REMIC Provisions or state or local tax law. However, notwithstanding the foregoing, the Bond Trustee shall perform all reporting on Forms 1099 and otherwise with respect to interest and discount (if any) paid or accrued to the Holders of the Offered Bonds. Among its other duties, if required by the REMIC Provisions, the Tax Administrator, acting as agent of each REMIC, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Bond to any Disqualified Organization and (ii) to the Bond Trustee such information as is necessary for the Bond Trustee to discharge its obligations under the REMIC Provisions to report tax information to the Holders of the Offered Bonds.


   (e) To the extent that the Tax Administrator is responsible under this Section for reporting, filing, or performing other administrative duties and such reporting, filing, or other duties THAT are the legal responsibility of the Bond Trustee, the Issuer OR THE TAX MATTERS PERSON, the
Tax Administrator (i) shall prepare such reports or filings for signature by the Bond Trustee, THE ISSUER OR THE TAX MATTERS PERSON (IF THE TAX ADMINISTRATOR IS NOT THE TAX MATTERS PERSON) and (ii) shall act as the agent of the Bond Trustee, THE ISSUER OR THE TAX MATTERS PERSON (IF THE TAX ADMINISTRATOR IS NOT THE TAX MATTERS PERSON) in the performance of such other duties to the maximum extent permitted by law and by the Bond Trustee or the Issuer, as the case may be. The Issuer, the Bond Trustee, the Tax Administrator and the Holders of Residual Bonds shall carry out their respective responsibilities under this Section 2.6.6 in a timely fashion.


   (f) The Issuer, the Tax Administrator, the Bond Trustee (to the extent it has been instructed by the Issuer or the Tax Administrator) and the Holders of Residual Bonds shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or to maintain such status.

   (g) The Issuer, the Tax Administrator, the Bond Trustee (to the extent it has been instructed by the Issuer or the Tax Administrator) and the Holders of Residual Bonds shall not take any action or fail to take any action, or cause any REMIC to take any action or fail to take any action that, if taken or not taken, as appropriate, could endanger the status of any such REMIC as a REMIC unless the Bond Trustee and the Tax Administrator have received an Opinion of Counsel (at the expense of the party seeking to take or to fail to take such action) to the effect that the contemplated action or failure to act will not endanger such status.

   (h) The Holders of the Residual Bonds shall be required by the terms of each Residual Bond to pay, and shall pay when due, their pro rata share of any and all taxes imposed on the related REMICs or on the Trust Estate (in the proportion that the assets of the related REMICs bear to the total assets of the Trust Estate) by federal or state governmental authorities (other than the taxes paid by another party pursuant to Article XXII hereof).


   (i) If the Tax Administrator is unable for any reason to fulfill its duties as Tax Matters Person AND SHALL HAVE FAILED TO DESIGNATE A
SUCCESSOR THAT SATISFIES THE REQUIREMENTS SET FORTH IN THE DEFINITION OF
"TAX ADMINISTRATOR" HEREIN TO REPLACE IT AND FULFILL SUCH DUTIES, the holder of the largest Percentage Interest of the Residual Bonds (as set out on the faces of such Bonds) relating to a particular REMIC shall become the successor Tax Matters Person of such REMIC.


   (j) Neither the Issuer nor the Bond Trustee shall enter into any arrangement by which the Bond Trustee will receive a fee or other compensation for services rendered pursuant to this Bond Indenture, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Bond Indenture.


  2.7. Mutilated, Destroyed, Lost and Stolen Bonds. Upon receipt by the Issuer and the Bond Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any Definitive Bond and (in the case of any such theft, loss or destruction) of indemnity satisfactory to them, and upon surrender and cancellation of such Definitive Bond if mutilated, the Issuer shall execute, and the Bond Trustee shall thereupon authenticate and deliver, a new Bond of like tenor and of the same Series with the same interest rate and Stated Maturity in lieu of such stolen, lost, destroyed or mutilated Bond; provided that if any such Bond shall have matured or shall be about to mature, in lieu of issuing a substitute Definitive Bond the Bond Trustee may pay the same without surrender thereof. Any indemnity Bond shall name as obligee the Bond Trustee.

                                  ARTICLE III

  3. Redemption of Bonds; Sinking Fund and Payment of Bonds at Stated Maturity.

  3.1. Establishment of Bond Accounts and Reserve Funds. On or prior to the Startup Day, the Bond Trustee shall cause to be established, and the Bond Trustee shall maintain, the Bond Accounts and the Reserve Funds as trust accounts held by the corporate trust department of the Bond Trustee, in the name of the Bond Trustee for the benefit of Bond Owners as described herein. The Pool A Bond Account and the Pool A Reserve Fund shall be established for the sole benefit of the Bond Owners of the Series A Bonds and Series AR Bonds, the Pool B Bond Account and the Pool B Reserve Fund shall be established for the sole benefit of the Bond Owners of the Series B Bonds and Series BR Bonds and the Pool C Bond Account and the Pool C Reserve Fund shall be established for the sole benefit of the Bond Owners of the Series C Bonds and Series CR Bonds. Amounts held in a Bond Account or a Reserve Fund must be held in cash or in Permitted Investments; provided, however, that a Reserve Fund may hold debt obligations of Kmart or interests therein.

  3.1.1. Deposits into the Bond Account; Certain Withdrawals. (a) Upon receipt, the Bond Trustee shall promptly deposit into (i) the Pool A Bond Account all amounts received with respect to the Series A Notes, (ii) the Pool B Bond Account all amounts received with respect to the Series B Notes and
(iii) the Pool C Bond Account all amounts received with respect to the Series C Notes, whether received as rental payments or otherwise. The Bond Trustee shall not be held liable for the non-payment by or on behalf of the Note Trustee of monies owing under the Note Indentures or the Notes or monies on any Notes. If such amounts are received after such Payment Date, such monies shall be promptly withdrawn from the Bond Accounts and distributed by the Bond Trustee on the date of receipt, to the extent available therefor pursuant to the terms hereof, to pay in full the principal of, premium, if any, on and interest then due on the related Series of Bonds as set forth in such Bonds (including any Make-Whole Premium thereon) and, in the case such amounts shall be insufficient to pay in full the whole amount so due and unpaid, then all such amounts shall be so distributed as payment of interest and principal, pro rata among Bonds of the related Series, without any preference or priority of one such Bond over another, according to the aggregate amount due for principal, premium, if any, and interest (including any Make-Whole Premium thereon) at the date of payment.

  Notwithstanding any other provision herein, if with respect to any Payment Date, the amount received by the Bond Trustee with respect to a Bond Account is in excess of the amount currently due or overdue on the related Series of Notes pursuant to the Note Indentures, the Bond Trustee shall distribute such excess amount from such Bond Account to the appropriate Note Trustee for distribution pursuant to the terms of the related
Note Indenture on such Payment Date or promptly after the receipt of such amounts if such amounts are received after such Payment Date; provided, however, that in no event shall any amount received by the Bond Trustee with respect to the Notes of a particular Series be applied to make payments on, or otherwise be applied for the benefit of, Bonds that are not of a corresponding Series. The Bond Trustee shall not apply any such excess amount in any other manner, including to payment of amounts due on the Bonds on future Payment Dates.

  3.2.  Interest and Sinking Fund Payments.

  3.2.1. Distribution. (a) On each Payment Date, the Bond Trustee shall distribute from the related Bond Account to the applicable Holders (i) interest, calculated as set forth in the Bonds and (ii) the principal amount of Bonds required to be paid by operation of the Sinking Fund on each such Payment Date specified in Schedule I without, except in the case of the final payment on or before the Stated Maturity of the Bonds, presentment or surrender of the Bonds.


   On any Payment Date on which payments of interest and principal on any Bond do not constitute payment in full of such Bond, such payments shall be made by check mailed to the Holder of such Bond to such address as such Holder shall specify or if such Holder holds Bonds having an aggregate initial principal amount of at least $5,000,000 so specifies in written notice to the Bond Trustee received no fewer than five BUSINESS DAYS prior to such Payment
Date, and provided an account number is included in the Register, payments will be made by wire transfer in immediately available funds to such account. Final payment on or before the Stated Maturity of any Bond shall be made only against surrender of such Bond at the Corporate Trust Office.


   (b) The obligations of the Owner Trustee to make, and of the Bond Trustee and the Note Trustees to apply, payments of principal, interest or premium on the Notes shall be deemed satisfied and discharged to the extent of monies received by the Bond Trustee as Rent or otherwise pursuant to this Bond Indenture or the Assignments (other than Excepted Payments) and to the extent such monies would be available to make payments on the Notes if such monies were applied pursuant to Article 4 of the Note Indenture (and regardless of whether such monies are in fact so applied).

  3.2.2. Reductions for Redemption. In the event that there shall have been any partial redemption of the Bonds (other than by operation of the Sinking
Fund), the amount of each Sinking Fund payment with respect to such Bonds subsequent to such redemption shall be reduced proportionately, and set forth in a new schedule of Sinking Fund payments on the Notes provided by the Note Trustee to the Bond Trustee.

  3.3. Redemption of Bonds Through Operation of Sinking Fund. Payments of principal on the Bonds of each Series pursuant to the operation of the Sinking Fund shall be paid on each of the Bonds of such Series on a pro rata basis.

  3.4.  [RESERVED.]

  3.5. No Redemption or Prepayment Prior to Maturity. Except as provided in Sections 3.2 and 3.6 hereof, the Bonds may not be redeemed or prepaid prior to their respective Stated Maturity dates.

  3.6. Redemption Other Than Through Operation of the Sinking Fund. The outstanding Bonds shall be redeemed in whole or in part:

   (a) at the Redemption Price, without premium, in the event of a redemption of the Notes or any portion of the Notes pursuant to Section 6.1(b)(i) or 6.1(b)(iii) of the Note Indentures or in the event that any of the Notes are redeemed pursuant to Section 3.1 of the Note Indentures; and

   (b) at the Redemption Price, which shall include the Make-Whole Premium, in the event of a redemption of the Notes or any portion of the Notes pursuant to Section 6.1(b)(ii) of the Note Indentures.

In the case of any partial redemption pursuant to this Section 3.6, each outstanding Bond shall be redeemed on a pro rata basis, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of the Bond held by the Holder bears to the aggregate unpaid principal amount of all outstanding Bonds of all Series.

  3.7. Holding in Trust. Upon receipt thereof, the Bond Trustee shall hold in trust for the benefit of the Holders of the related Series all amounts received, if any, pursuant to the Master Indemnification Agreement with respect to the Series A Notes, Series B Notes or Series C Notes, and distributed in accordance with Section 3.1.1 hereof.

  3.8. Partial Redemption References. For all purposes of this Bond Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

  3.9.  Notice of Redemption to Holders.

  3.9.1. Specifications of Notice. Notice of redemption other than through the operation of the Sinking Fund shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 45 days prior to the Redemption Date (provided, however, that the Bond Trustee shall not be required to give such notice until it shall have had five days' actual notice of a partial redemption of the Notes), to each Holder of Bonds to be redeemed, at its address appearing in the Register. All notices of redemption shall state:

         (a)   the Redemption Date;

         (b)   the Redemption Price;

         (c) if less than all outstanding Bonds are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Bonds to be redeemed;

         (d) whether a Make-Whole Premium is to be paid in connection with such redemption, and, if so, the amount thereof; and

         (e) that on the Redemption Date the Redemption Price will become due and payable upon each such Bond, and that interest thereon shall cease to accrue on and after said date.

  3.10. Payment on Redemption. Regardless of whether notice of redemption shall have been given as aforesaid, the Bonds to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless there shall be a default in the payment of the Redemption Price) such Bonds or redeemed portions, as appropriate, shall cease to bear interest; provided that installments of interest with respect to Bonds whose Stated Maturity is on or after the Redemption Date shall be payable to the Holders of such Bonds on the relevant Redemption Date according to their terms without diminution with respect to such Redemption.

  If any Bond called for redemption shall not be so paid upon such Redemption Date, the principal and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate provided in such Bond.

  3.11. Termination of Obligations. The respective obligations and responsibilities under this Bond Indenture of the Issuer, the Tax Administrator and the Bond Trustee (other than the obligations of the Bond Trustee to make payments to Holders as hereafter set forth) shall terminate upon payment to the Holders of all amounts held by or on behalf of the Bond Trustee and required hereunder to be so paid.

  3.12.  Additional Redemption Requirements.

  3.12.1. Termination of REMIC. In the event of a complete redemption of all outstanding Offered Bonds of a particular Series, the related REMIC shall be terminated in accordance with the following additional requirements, unless the Bond Trustee receives (a) a Special Tax Opinion and (b) a Special Tax Consent from each of the Holders of the Residual Bonds (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from such redemption):

           (i) within 90 days prior to the date of such redemption, the Bond Trustee on behalf of the related REMIC shall adopt a plan of complete liquidation meeting the requirements of a qualified liquidation under the REMIC Provisions (which plan may be adopted by the Bond Trustee's attachment of a statement specifying the first day of the 90-day liquidation period to the REMIC's final federal income tax return);

           (ii) upon making final payment on the Offered Bonds of a particular Series (including the deposit of any unclaimed funds otherwise payable to the holders of the Offered Bonds in a separate fiduciary account), the Bond Trustee shall distribute or credit to the Holders of the related Residual Bonds all cash on hand and any other assets of the related Asset Group after such final payment (other than cash retained to meet claims), and the related REMIC shall terminate at that time; and

           (iii) in no event shall the final payment on the related Bonds be made after the 90th day from the date on which the plan of complete liquidation is adopted.

  3.12.2. Authorization by Holders. By their acceptance of the Residual Bonds, the Holders thereof hereby (a) authorize such action as may be necessary to adopt a plan of complete liquidation of the related REMIC and (b) agree to take such action as may be necessary to adopt a plan of complete liquidation of the related REMIC upon the written request of the Bond Trustee, which authorization shall be binding upon all successor Holders of Residual Bonds.

  3.13.  Reserve Funds; Final Disbursements.

  3.13.1. Reserve Fund Amounts. Any amounts held in or received from any Bond Owner of a Residual Bond with respect to a Reserve Fund ("Reserve Fund Amounts") shall be applied by the Bond Trustee to pay the expenses of the related REMIC, including the portion of the Bond Trustee's or Tax Administrator's fees allocable to such REMIC. Any Reserve Fund Amounts remaining after the payment of such expenses shall be held in the Reserve Fund for the payment of future expenses. In the event that any Reserve Fund Amounts remain in a Reserve Fund after the date on which the related Offered Bonds have been paid in full or otherwise retired, such Amounts shall be distributed to the Owners of the related Residual Bonds. Reserve Fund Amounts may be used only for the expenses of the related REMIC, which expenses do not include sums due with respect to the Offered Bonds. The portion of the Bond Trustee's fees or Tax Administrator's fees that is allocable to a REMIC is the total amount of such fees then due divided by the number of REMICs with respect to which Offered Bonds remain outstanding.

  3.13.2. Amounts Related to Residual Bonds. Any amounts received by the Bond Trustee from the Bond Owner of a Residual Bond for the payment of the expenses of the related REMIC shall be deposited in the related Reserve Fund.

  3.13.3. Amounts Remaining. Any amounts remaining in an Asset Group after the payment in full of the related Series of Offered Bonds, the payment of expenses related to such Asset Group, and the distribution of Reserve Fund Amounts as set forth in Section 3.13.1. hereof shall be distributed to the Holders of the Residual Bonds relating to such Asset Group.


  3.14.  Execution of Supplemental Assignment Agreement.  The Bond
Trustee is authorized and directed to execute and deliver the Supplemental Assignment Agreement in the form attached hereto as Exhibit J, and the Bond Trustee shall have no liability to any other party hereto or to any bondholder for any actions taken in conformity with the terms thereof.


                                   ARTICLE IV

  4. Representations and Warranties.  The Issuer represents and warrants that
(a) it has full power, authority and legal right to execute and deliver this Bond Indenture and the Note Assignment and to grant a first lien upon the Trust Estate, (b) it is the holder of the Notes and the beneficiary under the Note Indentures, free and clear of all liens and encumbrances (other than those created by the Note Assignment), (c) this Bond Indenture constitutes a valid first lien upon the Trust Estate, (d) except pursuant to the pledge of the Notes to the Bond Trustee and as provided in the Note Assignment, none of the Notes has been assigned or encumbered by the Issuer and (e) all things have been done which are necessary to make the Bonds, when executed by the Issuer and authenticated and delivered by the Bond Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to constitute this Bond Indenture a security agreement and contract for the security of the Bonds, in accordance with the terms of the Bonds and this Bond Indenture.


                                   ARTICLE V

  5. Affirmative Covenants. Until this Bond Indenture and the lien created hereby shall terminate in accordance with Article XXV hereof, the Issuer covenants as follows:


   (a) Recordation, Filing, etc. At all times the Issuer shall cause this Bond Indenture and each amendment or modification hereof or supplement hereto and the Assignment (and such financing statements covering the Trust Estate, and continuation statements in respect thereof, under the Uniform Commercial Code as in effect in Alaska, Arizona, California, Florida, Georgia, Illinois, New York, Ohio, Oklahoma, Rhode Island, Texas, Virginia and West Virginia as may be necessary or appropriate) to be recorded, registered and filed and kept recorded, registered and filed in such manner and in such places as are appropriate, and comply with all applicable statutes and regulations, in order to establish, preserve and protect the lien of this Bond Indenture as a first lien on the Trust Estate and the rights of the Holders hereunder. The Bond Trustee shall pay all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance which taxes, fees and other charges shall be reimbursable to the Bond Trustee under the provisions of 20.11 hereof.


   (b) Annual Officer's Certificate. Within 120 days after the end of each of the Issuer's fiscal years, the Issuer shall furnish the Bond Trustee with an Officer's Certificate, stating that to the best of the signer's knowledge after making due inquiry, the Issuer is not in default in the performance or observance of any of the terms of this Bond Indenture, or if the Issuer shall be in default to his or her knowledge, specifying all such defaults, and the nature thereof, and the steps being taken to remedy the same.

   (c) Corporate Existence. The Issuer shall preserve and keep in full force and effect its existence, rights and franchises and comply in all material respects with all laws applicable to it; provided that the Issuer may abandon or terminate any right or franchise in any State other than that of its formation if such abandonment or termination will not adversely affect the interests of the Holders in any material respect.


                                   ARTICLE VI

  6. Negative Covenants. Without the prior written consent of all Certificateholders, the Issuer shall not:

   (a) create, incur, assume or suffer to exist any indebtedness whatsoever, direct, contingent or otherwise, except (i) the indebtedness contemplated by this Bond Indenture and (ii) unsecured indebtedness maturing subsequent to the maturity of the Bonds, all of which shall be subordinate in right of payment to the prior payment in full of all indebtedness secured by this Bond Indenture;

   (b) directly or indirectly create or permit to be created any mortgage, charge, lien or encumbrance on, or attachment or pledge of, or conditional sale or other title-retention agreement with respect to, the Trust Estate or any part thereof, its interest or that of the Bond Trustee for the benefit of the Holders therein, or any sums payable pursuant to the Notes, except (i) this Bond Indenture, (ii) the Assignments, (iii) the Note Assignment and (iv) liens arising out of or created by any statute, the discharge of which cannot under the terms of such statute at the particular time be effected by the Issuer; provided, however, that any such statutory liens will promptly be discharged as and when such discharge is possible or permissible;

   (c)   purchase or agree to purchase or lease any real or personal property;

   (d) engage in any business or other undertaking other than the business of acquiring, owning, mortgaging, and conveying the Trust Estate and financing the cost thereof, all as contemplated by the original certificate of incorporation of the Issuer; or

   (e) make any advance or loan to, or invest in or purchase any security of, or assume, guarantee, purchase or otherwise become directly or indirectly liable upon the obligation of, any person, partnership, corporation, association or other entity, or make any commitment so to do.


                                  ARTICLE VII

      7. Events of Default. If any one or more of the following events (individually, an "Event of Default") shall occur:

   (a) non-payment (i) of (A) any payment of interest accrued on any of the Bonds or (B) any Sinking Fund payment on any of the Bonds, in either case within five days after notice to the Issuer and to the Owner Trustee that the same is due; or (ii) of other sums that the Issuer is obligated to pay hereunder within 15 days after notice to the Issuer that the same are due;

   (b) default by the Issuer in the due observance or performance of any term, covenant or condition on its part to be performed under this Bond Indenture (other than a default under subsection (a) above) which would have a material adverse effect on the lien of this Bond Indenture or the repayment of the Bonds, continued unremedied for a period of 30 days after notice thereof to the Issuer from the Bond Trustee or a Majority in Interest, except that if any such default cannot with due diligence be cured within a period of 30 days, such default shall not be deemed to continue if the Issuer proceeds promptly and with all due diligence to cure the default and diligently completes the curing thereof;

   (c) any of the representations or warranties made by the Issuer is found to be untrue in any material respect which would have a material adverse effect on the lien of this Bond Indenture or the repayment of the Bonds;

   (d) a Note Indenture Event of Default shall have occurred and be continuing;

   (e) the Issuer shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or it shall consent to any such relief or to the appointment of or taking or possession by any such official in any involuntary case or other proceeding commenced against it, or it shall make a general assignment for the benefit of creditors; or

   (f) a decree or order for relief shall be entered by a court having jurisdiction over the Issuer in any involuntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a trustee, receiver, liquidator, custodian or other similar official of the Issuer, its interest in the Note Indentures or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain undismissed or unstayed for a period of 90 consecutive days;


then (except in the case of an Event of Default set forth in clause (d) above of less than all of the Note Indentures, which may not be a basis to accelerate the Bonds) in any such event, the Bond Trustee may, or upon written direction of TWENTY-FIVE PERCENT of the affected Holders, the Bond Trustee shall, upon notice to the Issuer (with a copy to Kmart and the Owner Trustee) accelerate the maturity of the affected Bonds; provided, however, that in the case of an Event of Default set forth in clause (e) or clause (f) above, the maturity of the Bonds shall automatically be accelerated without notice from any party to another. In such case, the unpaid principal amount of the accelerated Bonds, with accrued interest thereon, shall become immediately due and payable; provided, however, that FIFTY PERCENT OF THE AFFECTED
BONDHOLDERS may rescind such acceleration of the Bonds if such Event of Default is cured. For purposes of this Article VII, the determination of an Event of Default shall be made separately with respect to each Series of Bonds. The occurrence of an Event of Default with respect to a Series of Bonds by itself shall not constitute or trigger an Event of Default with respect to any other Series of Bonds, although the same circumstances may give rise simultaneously to Events of Default for more than one Series of Bonds.


  The Bond Trustee must notify the Holders and Kmart within 45 days after the occurrence of any Default known to it, unless it has determined (except in the case of Defaults in payment of the Bonds) that withholding such notice is in the best interests of the Holders as provided in Section 315(b) of the Trust Indenture Act.

                                  ARTICLE VIII

  8. Remedies; Rescission.

  8.1. Remedies. Subject to Sections 8.3 and 8.4 hereof, if an Event of Default shall have occurred and be continuing, the Bond Trustee may, and upon the direction of the Majority in Interest, shall proceed by suit or suits at law or in equity and exercise any and all of the rights, powers and remedies provided in any applicable state Uniform Commercial Code, or by any other appropriate remedy to protect and enforce its rights and those of each Holder hereunder, whether for the specific performance of any covenant or agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any right, power or remedy available to any of them, or to enforce the payment of the Bonds, or to foreclose the lien of this Bond Indenture as against the portion of the Trust Estate consisting of the Asset Group that relates to the affected Series of Bonds and to have any part of such Asset Group sold, in any manner permitted by law, under the judgment or decree of a court or courts of competent jurisdiction, or otherwise. All rights of action under this Bond Indenture or in respect of the Bonds may, if permitted by applicable law, be enforced by the Bond Trustee without the possession of any of the Bonds and without the production of the Bonds or this Bond Indenture at any trial or other proceeding relative thereto. All costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Bond Trustee in connection with any such suit or proceeding shall constitute additional indebtedness secured by this Bond Indenture and shall be paid by the Issuer to the Bond Trustee upon demand.

  8.2. Power of Sale. Subject to Sections 8.3 and 8.4 hereof, if an Event of Default shall have occurred and be continuing, the Bond Trustee may, and upon the direction of the Majority in Interest, shall sell, assign, transfer and deliver the whole or, from time to time, any part of the Asset Group that relates to the affected Series of Bonds, or any interest in any part thereof, at any private sale or by public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Bond Trustee in its sole discretion may determine (subject to the rights of the Holders set forth in Article XIX), or as may be required by applicable law. To the extent that prior notice must be given as to any such sale, the Issuer agrees that ten days' prior notice shall be deemed reasonable.

  8.3. Enforcement of Remedies. Notwithstanding any provision herein to the contrary, if an Event of Default arises solely by reason of one or more events or circumstances that constitute a Note Indenture Event of Default under one or more of the Note Indentures, except in the case of a default specified in
Section 8.1(b) of each Note Indenture by reason of a corresponding Lease Event of Default under and as described in Section 21(v) of each Lease, neither the Bond Trustee nor a Majority in Interest shall be entitled to accelerate the maturity of any of the Bonds and the Bond Trustee and Holders shall only be entitled to take action permitted under Sections 8.1, 8.2 and 14 hereof with respect to the portion of the Trust Estate relating to such Note Indenture or
Note Indentures in default and the Notes issued therefrom.

  8.4. Rescission. At any time after acceleration of all of the Bonds pursuant to Article VII hereof and before any sale of the Trust Estate, or any part thereof, shall have been made as provided in this Article VIII, a Majority in Interest may, in their sole and absolute discretion, by notice delivered to the Issuer and the Bond Trustee, rescind and annul such declaration and its consequences if (a) there shall have been paid to or deposited with the Bond Trustee a sum sufficient to pay (i) all overdue installments of interest on all Bonds, (ii) the principal of and premium, if any, on any Bonds which have become due otherwise than by reason of such acceleration, and interest thereon at the effective rates provided in the Bonds for late payments of principal or premium and (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate specified in the Bonds; and (b) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided herein. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.


                                   ARTICLE IX

  9. Authorization to Execute Instruments, etc. The Issuer irrevocably appoints the Bond Trustee as its true and lawful attorney, which appointment is coupled with an interest and is irrevocable, in the Issuer's name and stead and on its behalf, for the purpose of (a) executing on behalf of the Issuer and filing any and all financing and continuation statements, assignments or other notices and any necessary amendments to all financing statements in respect of the Trust Estate as further security for the Bonds, naming the Bond Trustee as the secured party and (b) if an Event of Default shall have occurred and be continuing, effectuating any sale, assignment, transfer or delivery of the Trust Estate or any part thereof or any interest therein for the enforcement of this Bond Indenture whether pursuant to foreclosure, power of sale or otherwise pursuant to Article VIII hereof.

                                   ARTICLE X

  10. Title Upon Sale; Receipt of a Sufficient Discharge to Purchaser. Upon the sale of the Trust Estate or any part thereof or any interest therein, whether pursuant to foreclosure, power of sale or otherwise, the purchaser shall acquire good title thereto, free of the lien of this Bond Indenture and free of all rights of redemption, whether statutory, equitable or otherwise, in the Issuer to the extent permitted by applicable law. The receipt of the officer making the sale under judicial proceedings or of the Bond Trustee shall be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.


                                   ARTICLE XI

                                   [RESERVED]


                                  ARTICLE XII

  12. Sale a Bar Against the Issuer. The sale of the Trust Estate or any part thereof or any interest therein, whether pursuant to foreclosure, power of sale or otherwise under this Bond Indenture, shall forever bar any claim with respect thereto by the Issuer.


                                  ARTICLE XIII

  13. Waiver of Appraisement, Valuation, etc. The Issuer hereby waives, to the full extent it may lawfully do so, the benefit of all appraisement, valuation, stay, moratorium, statute of limitations, exemption from execution, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of the sale of the Trust Estate or any part thereof or any interest therein. The Issuer also hereby waives all errors, defects and imperfections in any proceeding instituted by the Bond Trustee or any Holder under this Bond Indenture.

                                  ARTICLE XIV

  14. Appointment of Receiver. Subject to Sections 8.3 and 8.4 hereof, if an Event of Default shall have occurred and be continuing for a period of 10 days, the Bond Trustee and each Holder shall, as a matter of right, be entitled to the appointment of a receiver or receivers of the Trust Estate or any part thereof (provided, however, that with respect to an Event of Default set forth in Section 7(d) hereof, such right may be exercised only with respect to the portion of the Trust Estate relating to any Note Indenture under which an underlying Note Indenture Event of Default has occurred), whether such receivership is incidental to a proposed sale thereof or otherwise, and the Issuer hereby consents to the appointment of such a receiver or receivers and will not oppose any such appointment.


                                   ARTICLE XV

                                   [RESERVED]


                                  ARTICLE XVI

  16.  Supplemental Indentures.

  16.1. Supplemental Indentures without Consent of Bondholders. Without the consent of any of the Bondholders, each of the Issuer and the Bond Trustee shall enter into one or more Supplemental Indentures, in form satisfactory to the Bond Trustee, for the following purposes, provided such Supplemental Indentures are not inconsistent with the rights of Kmart under any Lease:

   (a) subject to the provisions of the Issuer Documents, to evidence the succession of another corporation to the rights, obligations and interests of Kmart or to evidence the succession of another corporation to the rights, obligations and interests of the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Bonds;

   (b) to convey, transfer and assign to the Bond Trustee, as the case may be, and to subject additional property to the lien of this Bond Indenture, with the same force and effect as though included in the Granting Clause hereof, and to correct or amplify the description of any property at any time subject to the lien of this Bond Indenture or to assure, convey and confirm unto the Bond Trustee, as the case may be, any property subject or required to be subject to the lien of this Bond Indenture;

   (c) to modify, eliminate or add to the provisions of this Bond Indenture to such extent as shall be necessary to qualify this Bond Indenture (including any Supplemental Indenture) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted;

   (d) to cure any ambiguity or to correct any provision herein which may be defective or inconsistent with any other provision herein;


   (e)  to evidence the succession of a new Bond Trustee OR TAX
ADMINISTRATOR hereunder or to add a co-trustee or separate trustee and to make provisions as to the rights and duties of any such additional trustee OR SUCCESSOR TAX ADMINISTRATOR and as to the appointment and dismissal of any such additional trustee OR SUCCESSOR TAX ADMINISTRATOR;


   (f) to make any other amendments or provisions with respect to matters or questions arising under this Bond Indenture which shall not be inconsistent with the provisions of this Bond Indenture; provided that such amendment or provision shall not adversely affect in any material respect the interest of the Bondholders; or

   (g) to make such other amendments or provisions as are necessary to protect the REMIC status of the REMICs as described in this Bond Indenture.

  16.2. Supplemental Indentures with Consent of Bondholders. With the consent of a Majority in Interest, the Issuer may, and the Bond Trustee, subject to
Section 16.3 hereof, shall, enter into Supplemental Indentures for the purpose of adding any provisions to or changing in any manner the rights and obligations of the Bondholders and of the Issuer under this Bond Indenture; provided, however, that no such Supplemental Indenture shall (a) be inconsistent with the rights of Kmart under any Lease or (b) without the consent of each Holder of an outstanding Bond affected thereby:

   (i) change the Stated Maturity of the principal of, or any installment of interest, or the dates or circumstances of payment of premium, if any, on any Bond, or reduce the principal amount thereof or the interest thereon or any amount payable upon the redemption thereof, or change the circumstances for redemption or change the place of payment where, or the coin or currency in which, any Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof
  (or, in the case of redemption, on or after the Redemption Date subject, however, to Section 3.4 hereof) or such payment of premium, if any, on or after the date such premium becomes due and payable;

      (ii) permit the creation of any lien prior to or pari passu with the lien of this Bond Indenture with respect to any part of the Trust Estate, or terminate the lien of this Bond Indenture on any part of the Trust Estate or deprive any Bondholder of the security afforded by the lien of this Bond Indenture;

     (iii) reduce the amounts payable under the Notes assigned to the Bond Trustee or change the time for the payment thereof so that such payments are less than the amounts necessary to pay when due the principal of, premium, if any, and interest on the outstanding Bonds;

      (iv) reduce the percentage in principal amount of the outstanding Bonds of all Series, the consent of whose holders is required for any such Supplemental Indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Bond Indenture or of certain defaults hereunder and their consequences) provided for in this Bond Indenture; or

   (v) modify any of the provisions of this Section, except to provide that certain other provisions of this Bond Indenture cannot be modified or waived without the consent of each Bondholder affected thereby.

  Upon receipt by the Bond Trustee of an Officer's Certificate of the Issuer and such other documentation as the Bond Trustee may reasonably require and upon the provision to the Bond Trustee of evidence of the act of such Bondholders, the Bond Trustee shall join in the execution of such Supplemental Indenture or other instrument, as the case may be, subject to the provisions of
Section 16.3 hereof.

  It shall not be necessary for any act of Bondholders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such act shall approve the substance thereof. Promptly after the execution by the Issuer and the Bond Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Bond Trustee shall transmit a written notice, setting forth in general terms the substance of such Supplemental Indenture, to all Bondholders, as the names and addresses of such Bondholders appear on the Bond Register. Any failure of the Bond Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

  16.3. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modifications thereby of the trusts created by this Bond Indenture, the Bond Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Bond Indenture.

  16.4. Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture permitted under this Article, this Bond Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Bond Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound to this Bond Indenture as so supplemented.


                                  ARTICLE XVII

  17. Remedies Cumulative. Each legal, equitable or contractual right, power or remedy of the Bond Trustee and Holders now or hereafter provided herein or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by the Bond Trustee or any Holder of any one or more of such rights, powers and remedies shall not preclude the simultaneous or later exercise of any or all such other rights, powers and remedies.


                                 ARTICLE XVIII

  18. No Waiver. No failure by the Bond Trustee or any of the Holders to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach hereof shall constitute a waiver of any such term or of any such breach. No acceptance of the payment of any sums due on the Bonds during the continuance of any Default shall constitute a waiver thereof. No waiver of any breach shall affect or alter this Bond Indenture which shall continue in full force and effect with respect to any other then-existing or subsequent breach.

                                  ARTICLE XIX

  19.  Direction of Action by Holders.

   (a) A Majority in Interest shall have the right by an instrument or instruments in writing delivered to the Bond Trustee to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee hereunder; provided that:

       (i) such direction shall not be in conflict with any rule of law or with the rights of the Issuer or the Bond Trustee under this Bond Indenture; and

      (ii) the Bond Trustee may take any other action deemed proper by the Bond Trustee that is not inconsistent with such direction.

provided, further, that, subject to the provisions of Section 20.1.4 hereof, the Bond Trustee shall have the right to decline to follow any such direction if, being advised by counsel, the Bond Trustee shall determine that the action so directed may not lawfully be taken or if the Bond Trustee in good faith shall determine that the action so directed would involve it in personal liability.

   Where a Majority in Interest is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Bond Indenture, they may, but need not, be consolidated and form one instrument.


   (b) Every request, demand, authorization, direction, notice, consent, waiver or application by the Issuer for action by the Bond Trustee shall be accompanied by a certificate or certificates stating that the conditions precedent, if any, to such action provided for in this Bond Indenture have been complied with. In any case where several matters are required to be certified or covered by any such certificate, it is not necessary that all such matters be certified or covered by only one certificate, but one agent authorized to act on behalf of the Issuer may certify with respect to some matters and another such agent authorized to act on behalf of THE ISSUER as to other matters, and any such representative may certify as to such matters in one or several documents.

   (c) Any such certificate may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless the signatory actually knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such opinion may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of Kmart, an Owner Trustee, the Issuer or the Note Trustee stating that the information with respect to such factual matters is in possession of Kmart, an Owner Trustee, the Issuer or the Note Trustee, unless such counsel actually knows that the certificate or opinion or representations with respect to such matters are erroneous.

   (d) Any such request, demand, authorization, direction, notice, consent, waiver or other action provided by this Bond Indenture to be given or taken by Bondholders, except as otherwise expressly provided herein, shall become effective when such instrument or instruments are delivered to the Bond Trustee and, where it is hereby expressly required, to the Issuer and Kmart. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Bond Indenture and conclusive in favor of the Bond Trustee and the Issuer, if made in the manner provided in this Section 19.

   The fact and date of the execution of any such instrument or writing may be proved (i) by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, (ii) by a notarized affidavit of a witness to such execution or (iii) by having the signature guaranteed by an Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act, and where such execution is by an officer of a corporation, limited liability company or association or a member of a partnership on behalf of such corporation, limited-liability company, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any such manner which the Bond Trustee deems sufficient.

   (e) The Bond Trustee may fix any date as the record date for purposes of determining the Bondholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Bondholders, which date shall be no more than 60 days before the first solicitation of a Bondholder made by any Person with respect to any such action. If not set by the Bond Trustee prior to the first solicitation of a Bondholder made by any Person with respect to any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Bondholders required to be provided pursuant to Section
10.1 hereof) prior to the first solicitation or vote, as the case may be. With regard to any record date, only the Bondholders on such date (or their duly designated proxies) shall be entitled to give or take or vote on the relevant action.

   (f) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Bondholder shall bind every other holder of a Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond.

   (g) Without limiting the foregoing, a Bondholder entitled hereunder to give or to take any such action with regard to any particular Bond may do so with regard to all or any part of the principal amount of such Bond or by one or more duly appointed agents each of whom may do so pursuant to such appointment with regard to all or any different part of such principal amount.

   (h) The Bond Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

   (i) Whenever in the administration of this Bond Indenture the Bond Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Bond Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Issuer.

   (j) The Bond Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Bond Indenture at the request or direction of any of the Bondholders pursuant to this Bond Indenture unless such Bondholders shall have offered to the Bond Trustee reasonable security or indemnity (including, without limitation, the advancement of monies for out-of-pocket costs) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

   (k) For all purposes of this Bond Indenture, in the absence of actual knowledge of a Responsible Officer of the Bond Trustee, the Bond Trustee shall not be deemed to have knowledge of a Default (except the failure of Kmart to pay any installment of Basic Rent, as defined in the Note Indentures, when the same shall become due) unless notified in writing by any Bondholder, the Owner Participant, the Owner Trustee, the Issuer, the Note Trustee or Kmart.

   (l) Whether or not therein expressly so provided, every provision of this Bond Indenture relating to the conduct or affecting the liability of or affording protection to the Bond Trustee shall be subject to the provisions of this Section 19.


   The Bond Trustee shall exclude and withhold from each distribution to any Bondholder (except as otherwise required by law) of principal, premium, if any, and interest and other amounts due hereunder or under the Bonds any and all withholding taxes applicable thereto as required by law. The Bond Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Bonds, to withhold such amounts and timely to pay the same to the appropriate authority in the name of and on behalf of the Bondholders, and (ii) that it will file any necessary withholding tax returns or statements when due. The Bond Trustee agrees to file any other information reports as it may be required to file under United States law. To the extent that the Bond Trustee fails, with respect to any Bondholder, to withhold and pay over any such taxes to the appropriate taxing authority, the Bond Trustee shall, upon a claim being made for such taxes by such authority, and before making any claim to Kmart or the Note Trustee for indemnification under the Master Indemnification Agreement (if such indemnification would otherwise be permissible thereunder), take all reasonable steps to recover such taxes from such Bondholder, including, without limitation, withholding the amount of such taxes from subsequent distributions, if any, to such Bondholder. To the extent that the Bond Trustee receives any amount from Kmart or the Note Trustee, as appropriate, for indemnification of such taxes which the Bond Trustee thereafter recovers from the appropriate Bondholder (including by withholding from subsequent distributions to such Bondholder) the Bond Trustee shall reimburse Kmart or the Note Trustee, as appropriate, therefor.

   (m) No Bondholder shall have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of this Bond Indenture or for the enforcement of any other remedy under or upon this Bond Indenture, unless:

   (i) the Bond Trustee shall have received a direction from a Majority in Interest in accordance with this Section 19 requesting that it institute such action, suit or proceeding and, if requested, shall have been offered indemnity as provided in Section 19(j) hereof;

   (ii) the Bond Trustee shall have refused or neglected to institute any such action, suit or proceeding for 30 days after receipt of such notice, request and offer of indemnity; and

   (iii) no subsequent direction from a Majority in Interest inconsistent with the first such direction has been given to the Bond Trustee during such 30-day period.

   It is understood and intended that no one or more of the Bondholders shall have any right in any manner whatsoever hereunder or under the Bonds (1) to surrender, impair, waive, affect, disturb or prejudice the lien of this Bond Indenture on any property subject hereto or to the rights of the Bondholders of any other Bonds, (2) to obtain or seek to obtain priority over or preference to any other such Bondholder or (3) to enforce any right under this Bond Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all of the Bondholders of all series, subject to the provisions of this Bond Indenture. If no instructions are received from a Majority in Interest within 10 days after notifying all of the Holders of the occurrence of a Default hereunder, the Bond Trustee shall take such action as it shall deem necessary or desirable for the protection of the Trust Estate and the interest of the Holders therein.

   In case the Bond Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Bond Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Bond Trustee, then and in every such case, the Bond Trustee and the Bondholders shall be restored to their former positions and rights hereunder with respect to the Trust Estate, and all rights, powers and remedies of the Bond Trustee shall continue as if no such proceedings had been taken.





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
                                   ARTICLE XX

  20.  The Bond Trustee.

  20.1.  Scope of Activities.


  20.1.1. Actions under this Bond Indenture. Prior to its receipt of notice of the occurrence of an Event of Default, the Bond Trustee shall, IN SUCH CAPACITY, undertake to perform such duties and only such duties as are specifically set forth WITH RESPECT TO THE BOND TRUSTEE in this Bond
Indenture. In case an Event of Default has occurred, the Bond Trustee shall exercise such of the rights and powers vested in it by this Bond Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Bond Trustee shall not be liable or accountable hereunder except for its own negligent action or omission or willful misconduct.


  20.1.2. Actions upon Request of Majority in Interest. Subject to the provisions of Article XVI hereof, the Bond Trustee shall execute such waivers, releases and disclaimers and exercise such rights, powers and remedies as may be directed by a Majority in Interest; provided, however, that without the prior written approval of all of the Holders, the Bond Trustee shall not consent to or permit any modification of, or amendment to, this Bond Indenture. In addition, without prior written approval of a Majority in Interest, the Bond Trustee shall not waive the provisions concerning, or consent to waive such provisions concerning, any proposed action by the Issuer under this Bond Indenture.

  20.1.3. Examination. The Bond Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments, furnished to it pursuant to provisions of this Bond Indenture, shall examine them to determine whether they appear on their face to conform to the requirements of this Bond Indenture.

  20.1.4. Liability. No provision of this Bond Indenture shall be construed to relieve the Bond Trustee from liability for its own negligent action or omission, or willful misconduct; provided, however, that:

  (a)  prior to the occurrence of an Event of Default:

     (i) the duties and obligations of the Bond Trustee hereunder shall be determined solely by the express provisions of this Bond Indenture, and the Bond Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Bond Indenture, and no implied covenants or obligations shall be read into this Bond Indenture against the Bond Trustee; and

       (ii) in the absence of bad faith on the part of the Bond Trustee, the Bond Trustee may conclusively rely upon any certificates or opinions furnished to it and conforming to the requirements of this Bond Indenture, as to the truth of the statements and the correctness of the opinions expressed therein;

   (b) the Bond Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Bond Trustee, unless it shall be proved that the Bond Trustee was negligent in ascertaining the pertinent facts; and

   (c) the Bond Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of a Majority in Interest relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it under this Bond Indenture.

  20.1.5. Risk of Bond Trustee's Funds. None of the provisions of this Bond Indenture shall require the Bond Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Bond Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it as provided in Section 19(j) hereof.

  20.1.6. Execution of Continuation Statements. The Bond Trustee shall execute continuation statements which shall be prepared and filed by the Issuer as required by the local law of each State in which a Property is located to continue the effectiveness of the financing statements filed pursuant to this Bond Indenture.

  20.1.7. Actions under the Note Indenture. In exercising its rights under the Assignment, the Bond Trustee shall exercise such rights in accordance with the terms of this Bond Indenture and the Assignment.

  20.2. Reliances, Permitted Actions and Limitations on Accountability. Except as otherwise provided in Section 20.1:

   (a) the Bond Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, Officer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent or other paper or document believed by the Bond Trustee to be genuine and to have been signed or presented by the proper party or parties;

   (b) the Bond Trustee may consult with counsel (which may be counsel for the Issuer) and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted to be taken by the Bond Trustee hereunder in good faith and in accordance therewith;

   (c) prior to the occurrence of an Event of Default hereunder, the Bond Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent or other paper or document, unless requested in writing so to do by not less than a Majority in Interest;

   (d) the Bond Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Bond Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it;

   (e) except as otherwise provided herein, the Bond Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein or in any other instruments delivered to the Bond Trustee hereunder, to be performed or observed by the Issuer or any party to any such other instruments, or to take notice or be deemed to have notice or knowledge of a Default, except default in the payment of monies to the Bond Trustee which the Issuer is required to pay, or cause to be paid, to the Bond Trustee on or before a specified date or within a specified time after receipt by the Bond Trustee of a notice or certificate, unless the Bond Trustee shall have received from the Issuer, the Owner Trustee, the Note Trustee or any Holder notice that a Default has occurred and specifying the same. In the absence of such notice from the Issuer, the Owner Trustee, the Note Trustee or any Holder, the Bond Trustee may assume that no Default exists under this Bond Indenture. The Bond Trustee shall be required to take notice of Defaults, of which it has knowledge, in the delivery of any certificate or other document required to be delivered to the Bond Trustee pursuant to Article V of this Bond Indenture, or default in the payment of monies referred to in the preceding sentence, and upon obtaining knowledge of any such default the Bond Trustee shall promptly notify the Issuer and the Holders.

  20.3. Limited Accountability. The recitals contained herein, in the Bonds (except the Certificate of Authentication on each Bond) and in the other Issuer Documents shall be taken as the statements of the Issuer, and the Bond Trustee assumes no responsibility for the correctness of the same. The Bond Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Issuer thereto, or as to the validity or genuineness of the Notes or any securities at any time pledged and deposited with the Bond Trustee hereunder, or as to the validity or sufficiency of this Bond Indenture or the Bonds. The Bond Trustee shall not be accountable for the use or application by the Issuer of the proceeds of the Bonds, or for the use or application of any monies paid over to or upon the order of the Issuer by the Bond Trustee in accordance with any provision of this Bond Indenture.

  20.4. Holding Stipulations. Any monies received by the Bond Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law and need not be held in an interest-bearing account.

  20.5. Requirements of Organization and Condition. The Bond Trustee hereunder shall at all times be a banking corporation or association organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and be subject to supervision or examination by a federal or state banking authority. If such banking corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 20.5, the combined capital and surplus of such banking corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Bond Trustee shall cease to be eligible in accordance with the provisions of this Section 20.5, it shall resign immediately in the manner and with the effect specified in Section 20.6.

  20.6.  Resignation and Removal.

  20.6.1. Notice of Resignation. The Bond Trustee, or any successor hereafter appointed, may resign at any time by giving written notice thereof to the Issuer. Upon receiving notice of the resignation of the Bond Trustee, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one counterpart of which shall be delivered to the resigning Bond Trustee and another counterpart to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation or removal, a Majority in Interest may appoint a successor trustee.

  20.6.2.  Removal upon Cessation of Eligibility.  If at any time:

   (a) the Bond Trustee shall cease to be eligible in accordance with the provisions of Section 20.5 hereof and shall fail to resign after written request therefor by the Issuer, or shall resign for any reason whatsoever; or

   (b) the Bond Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or any public officer shall take charge or control of the Bond Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in either such case, (1) the Issuer may remove the affected trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, a counterpart of which shall be delivered to the Bond Trustee so removed, another counterpart to the successor trustee, or (2) a Majority in Interest may appoint a successor trustee, which appointment shall supersede any prior appointment by the Issuer or (3) any of the Holders may petition any court of competent jurisdiction for the removal of the Bond Trustee and the appointment of a successor trustee.

  20.6.3. Removal by a Majority in Interest. A Majority in Interest may at any time remove the Bond Trustee and appoint a successor trustee by delivery to the Bond Trustee so removed, the successor trustee, the Issuer and to the other Holders of an instrument in writing signed by such Holders.

  20.6.4. Effectiveness. Any resignation or removal of the Bond Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Bond Trustee as provided in Section 20.7.

  20.7.  Successor Bond Trustee.

  20.7.1. Acceptance of Appointment. Any successor Bond Trustee appointed as provided in Section 20.6 shall execute, acknowledge and deliver to the Issuer, to its predecessor Bond Trustee and to the Holders, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Bond Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Bond Trustee herein. The predecessor Bond Trustee shall, at the written request of the successor Bond Trustee, pay over to the successor Bond Trustee all monies at the time held by it hereunder; and the Issuer and the predecessor Bond Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Bond Trustee all such rights, powers, duties and obligations.

  20.7.2. Eligibility upon Acceptance. No successor Bond Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Bond Trustee shall be eligible under the provisions of Section 20.6.

  20.7.3. Notice of Succession. Upon acceptance of appointment by a successor Bond Trustee as provided in this Section, the Issuer shall mail a notice of the succession of such trustee hereunder to all of the Holders, with a copy to the successor trustee. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.


  20.8. Merger or Consolidation. Any corporation into which the Bond Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Bond Trustee shall be a party, or any corporation succeeding to the business of the Bond Trustee, shall be the successor of the Bond Trustee hereunder AND SHALL BE DESIGNATED BY
SUCH CONSOLIDATED OR SUCCESSOR CORPORATION AS THE  SUCCESSOR TAX
ADMINISTRATOR; provided that such corporation shall be eligible under the provisions of Section 20.6, WITH RESPECT TO QUALIFICATIONS AS SUCCESSOR
BOND TRUSTEE AND UNDER THE REMIC PROVISIONS AS SUCCESSOR TAX ADMINISTRATOR, ALL without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


  20.9. Limitation on Note Modification. The Bond Trustee shall not modify or permit any modification of any material term of a Note (including, but not limited to, the interest rate, the principal balance, the amortization schedule, the remaining term to maturity, or any other term affecting the amount or timing of payments on the Note) unless the Bond Trustee and the Tax Administrator have received an Opinion of Counsel (at the expense of the party seeking to modify the Note) to the effect that such modification would not be treated as giving rise, for federal income tax purposes, to the acquisition of a new debt instrument by any of the REMICs.

  20.10.  Title, Management and Disposition of REO.


  20.10.1. Actions Prior to Sale of REO. In the event that any Property becomes an REO that is acquired by the Trust Estate, the Bond Trustee shall manage, conserve, protect and operate each REO for the related Holders solely for the purpose of its prompt disposition and sale. The Bond Trustee shall use its best efforts to dispose of any REO for its fair market value within 22 months of its acquisition, unless the Tax Administrator shall have requested and the REMIC shall have been granted an extension of time to dispose of such REO by the IRS pursuant to section 856(e)(3) of the Code (an "Extension"). If the REMIC shall have been granted an Extension, the Bond Trustee shall continue to attempt to sell the REO for its fair market value for the period ending two months prior to the time such Extension expires (the "Extended Period"). In the event the Bond Trustee is unable to dispose of any REO within such 22-month or Extended Period, as the case may be, the Bond Trustee shall ensure that such REO is auctioned to the highest bidder within one month after the end of such 22-month period or Extended Period, as the case may be. Neither the Bond Trustee nor any Person acting on behalf of the Trust Estate shall provide financing from the Trust Estate to any purchaser of such REO. The Bond Trustee may contract with any independent contractor for the operation and management of any REO as set forth in Section 20.10.2 hereof.
The Bond Trustee (or its independent contractor) shall advance such funds as are necessary to accomplish such sale to the extent that the Bond Trustee deems such advances to be recoverable out of sale proceeds, and the Bond Trustee
(or its independent contractor, as appropriate) shall be entitled to reimburse itself therefor from such proceeds as provided in Section 20.10.4.



  20.10.2. Protection of Interests in REO. Pursuant to its efforts to sell any REO acquired by the Trust Estate, the Bond Trustee shall either itself or through an agent or independent contractor selected by the Bond Trustee protect and conserve such REO inthe same manner and to such extent as is customarily done in connection with owning real estate acquired through foreclosure or by deed-in-lieu of foreclosure, incident to its conservation and protection of the interests of the related Holders, and may rent the same, or any part thereof, as the Bond Trustee deems likely to increase the net proceeds distributable to the related Holders subject to the terms and conditions described in this Section 20.10.



  For the purpose of protecting the interests of the Trust Estate and conserving the REO prior to sale, the Bond Trustee may contract with any Independent Contractor for the OPERATION, MANAGEMENT, conservation, protection and rental of any REO; provided that:


   (a) the terms and conditions of any such contract may not be inconsistent herewith;


   (b) any such contract shall require, or shall be administered to require, that the Independent Contractor (i) pay all costs and expenses incurred in connection with the operation and management of such REO, (ii) hold all related revenues in a segregated account insured by the FDIC , (III) MAKE ADVANCES
WITH RESPECT TO SUCH REO AS SET FORTH IN SECTION 20.10.1 HEREOF AND (IV) remit all related revenues collected (net of such costs and expenses OR ADVANCES retained by such Independent Contractor) to the Bond Trustee on a monthly or more frequent basis; and


   (c) none of the provisions of this Section 20.10 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Bond Trustee of any of its duties and obligations to the Trust Estate and the Holders with respect to the conservation, protection and rental of any such REO.

  The Bond Trustee shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Bond Trustee by such Independent Contractor and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Bond Trustee or any Independent Contractor shall be entitled to a fee, based on the prevailing market rate (and set in good faith at a reasonable level in the case of a fee payable to the Bond Trustee), for the operation and management of any REO, which fee shall be an expense of the Trust Estate with respect to the related Asset Group and shall be payable out of the gross income on such REO.

  20.10.3. Deposits to Bond Account. The Bond Trustee shall deposit all funds collected and received in connection with the operation of any REO in the related Bond Account no later than the Business Day following receipt of such funds.

  20.10.4. Reimbursement of Bond Trustee Advances. The Bond Trustee, (or its Independent Contractor, as appropriate), upon the final disposition of any REO, shall be entitled to reimbursement of any related unreimbursed advances it has made with respect thereto as well as any unpaid REO fees, with interest thereon at a floating rate per annum equal to one percent plus the prime or base rate of interest published from time to time by the Bank of New York, from liquidation proceeds received in connection with the final disposition of such REO; provided that any such unreimbursed advances and unpaid REO fees (with interest thereon) may be reimbursed or paid, as the case may be, out of any net rental income or other net amounts derived from such REO.


  20.10.5. Disposition Practices. The final disposition of any REO shall be carried out by the Bond Trustee at the REO's fair market value under the circumstances existing at the time of disposition and upon such terms and conditions as the Bond Trustee shall deem necessary or advisable, and as are in accordance with accepted mortgage servicing practices and in accordance with
Section 20.10.

  20.10.6. Reports Pursuant to the Code. The Bond Trustee shall prepare and file reports of foreclosure and abandonment in accordance with section 6050J of the Code.

  20.10.7. Prohibited Actions. Notwithstanding any other provision of this Bond Indenture, no Person, acting on behalf of the Bond Trustee hereunder, shall rent, lease, or otherwise earn income or take any action on behalf of the Trust Estate with respect to any REO that might (a) cause such REO to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (b) result in the receipt by any of the REMICs of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" within the meaning of section 860G(c)(2) of the Code, both of which types of income are subject to tax under the REMIC Provisions, unless the Bond Trustee has received an Opinion of Counsel at the expense of the Trust Estate (and chargeable against the related Asset Group), to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for the related REMIC by the REO would not result in the imposition of a tax upon such REMIC.

  Without limiting the generality of the foregoing, the Bond Trustee shall not:

   (a) enter into, renew or extend any New Lease with respect to any REO, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

   (b) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

   (c) authorize or permit any construction on any REO, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Notes became imminent, all within the meaning of section 856(e)(4)(B) of the Code; or

   (d) Directly Operate, or allow any other Person (other than an Independent Contractor) to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Bond Trustee has requested and received the Opinion of Counsel described in the preceding sentence, in which case the Bond Trustee may take such actions as are specified in such Opinion of Counsel.

  20.10.8. Acquisition of Personal Property. The Bond Trustee shall not acquire any personal property relating to any of the Properties pursuant to this Section 20.10 unless either:

   (a) such personal property is incident to real property (within the meaning of section 856(e)(1) of the Code) so acquired by the Bond Trustee; or

   (b) the Bond Trustee shall have requested and received an Opinion of Counsel, at the expense of the Trust Estate (and chargeable against the related Asset Group), to the effect that the holding of such personal property by any REMIC will not cause the imposition of a tax under the REMIC Provisions on any REMIC related to the Trust Estate or cause any such REMIC to fail to qualify as a REMIC at any time that any related Bond is outstanding.

  Any actions required or permitted to be taken by the Bond Trustee under this
Section 20.10 may be taken by another Person on behalf of the Bond Trustee.


  20.11. Bond Trustee's Fees; Tax Administrator's Fees. In consideration for their services hereunder, the Bond Trustee and the Tax Administrator shall be entitled to a fee and reimbursement of certain expenses with respect to each REMIC. In addition, as provided in Sections 20.10.1 and 20.10.4 hereof, the Bond Trustee shall be entitled to reimbursement for amounts advanced by it with respect to REO properties not recovered from income therefrom or the disposition thereof. All such fees, expenses and reimbursement amounts shall be paid by the Holders of the

Residual Bonds of such REMIC and deposited by them into the related Reserve Fund. The Bond Trustee shall be entitled to withdraw the funds for payment of its fee and the reimbursement amounts with respect to a particular REMIC or for payment to the Tax Administrator of its fee with respect to a particular REMIC solely from the related Reserve Fund.


                                  ARTICLE XXI

  21. Performance by the Note Trustee. Compliance by the Owner Trustee or Note Trustee with any provisions of the Notes, the Mortgages or the Note Indentures that, if done by the Issuer, would constitute compliance with provisions of this Bond Indenture, shall be deemed compliance by the Issuer with such provisions hereof. Performance by the Owner Trustee or Note Trustee of any of the Issuer's obligations hereunder, whether or not pursuant to the Notes, the Mortgages or the Note Indentures, shall be the equivalent of the Issuer's performance thereof.


                                  ARTICLE XXII

  22. Prohibited Activities. Neither the Issuer, the Tax Administrator, the Holders of Residual Bonds nor the Bond Trustee shall engage in, nor shall the Bond Trustee permit, any of the following transactions or activities unless it has received (a) a Special Tax Opinion and (b) a Special Tax Consent from each of the Holders of the related Bonds (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

   (i) the sale or other disposition of, or substitution for, any of the Notes except pursuant to (A) a default with respect to such Note, (B) the bankruptcy or insolvency of any REMIC or (C) the termination of any REMIC pursuant to Article III hereof;

   (ii) the acquisition of any Note for the Trust Estate after the Startup Day except (A) during the three-month period beginning on the Startup Day pursuant to a fixed-price contract in effect on the Startup Day that has been reviewed and approved by tax counsel acceptable to the Tax Administrator;

   (iii) the sale or other disposition of any investment in a Bond Account at a gain;

   (iv)) the acceptance of any contribution to any Asset Group except the following cash contributions: (A) a





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
    contribution received during the three-month period beginning on the Startup Day, (B) a contribution to facilitate a complete redemption of the Bonds that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Code section 860F(a)(4) and Section 3.12 hereof or (C) a contribution to a Reserve Fund by the Holders of the related Series of Residual Bonds in order to pay expenses of the related REMIC; or

       (v) any other transaction or activity that is not contemplated by this Bond Indenture.

Any party causing the Trust Estate to engage in any of the activities prohibited in this Section shall be liable for the payment of any tax imposed on the Trust Estate or the REMICs pursuant to Code section 860F(a)(1) or 860G(d) as a result of such activities.


                                 ARTICLE XXIII

  23. Certificate as to No Default; Information. Annually, within 120 days after the end of each fiscal year of the trust, commencing with the fiscal year ending in 1994, the Issuer will deliver to the Bond Trustee an Officer's Certificate, stating that to the best of the signer's knowledge after making due inquiry, there is no Default hereunder, or if any such Default exists to such officer's knowledge, specifying the nature and period of existence thereof and what action the Issuer is taking or proposes to take with respect thereto. The Issuer will also furnish, and will use its best efforts to cause the Owner Trust or Kmart to furnish, promptly to any Holder, such information with respect to any Property and any Lease as may be reasonably requested.


                                  ARTICLE XXIV

  24. Additional Instruments. The Issuer, at its expense, will execute, acknowledge, secure and deliver all such instruments and take all such action as the Bond Trustee from time to time may reasonably request for the better assuring of the properties and rights now or hereafter subjected to the lien of this Bond Indenture or intended so to be.

                                  ARTICLE XXV

  25.  Termination and Liquidation.

  25.1. Satisfaction. The terms and conditions of this Bond Indenture and the lien created hereby shall terminate upon the earlier of (a) the delivery by the Issuer to the Bond Trustee of all of the Bonds of each Series for cancellation or (b) the payment in full of the principal of, and interest due and premium, if any, on, the Bonds and all other sums secured hereby and upon delivery to the Bond Trustee of an Officer's Certificate of the Issuer and an Opinion of Counsel for the Issuer, each stating that all conditions precedent to the satisfaction and discharge of this Bond Indenture, with respect to the Bonds, have been complied with. Thereupon, the Bond Trustee, at the Issuer's expense shall execute, record and file, as appropriate, proper instruments acknowledging that the liens and security interests created by this Bond Indenture shall cease to secure the obligations under the Bonds and the terms and conditions set forth in this Bond Indenture shall no longer apply to the Bonds. Upon written request, the Bond Trustee shall give or cause to be given to the Note Trustee notice of such termination, release and satisfaction. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

  25.2. Authorization. By their acceptance of Residual Bonds, the Bond Owners thereof hereby agree to authorize the Bond Trustee to adopt and sign a plan of complete liquidation of the Trust Estate, which authorization shall be binding upon all successor Bond Owners of Residual Bonds.


                                  ARTICLE XXVI

  26. Terms Subject to Applicable Law; Separability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Bond Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term or provision of this Bond Indenture shall be held to be invalid, illegal or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby.

                                 ARTICLE XXVII

  27. Notices. All notices and other communications hereunder shall be in writing, and delivered, telegraphed or mailed (by registered or certified mail, postage prepaid), addressed:

   (a)   if to the Issuer:

         FGHK, Inc.
         c/o Pine Street Capital Corporation
         750 Old Hickory Boulevard
         Two Brentwood Commons, Suite 150
         Brentwood, Tennessee  37027

         Attention:  James R. Greene


   (b)   if to the Bond Trustee OR TAX ADMINISTRATOR:




         The Bank of New York
         101 Barclay Street, 12W
         New York, New York  10286


         Attention:  Corporate Trust Administration, MBS (KMART)


or to such other address as the Issuer, the Bond Trustee OR TAX
ADMINISTRATOR may hereafter designate, and shall be effective upon receipt as evidenced by a receipt signed by a person at such address. A copy of each notice of an Event of Default and all other notices or communications, including the text of any proposed or final amendment or supplement to this Bond Indenture, hereunder given by or to the Bond Trustee or the Issuer shall be contemporaneously transmitted to Kmart, 3100 West Big Beaver Road, Troy, Michigan 48084, Attention: Vice President--Real Estate, or to such other address as Kmart may have designated by written notice to the Bond Trustee. The provisions of the foregoing sentence are for the express benefit of Kmart, shall be enforceable by it, and may not be modified or eliminated without its consent.


   Where this Bond Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed first-class postage prepaid, to each Bondholder, at its address as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Bond Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Bond Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.


                                 ARTICLE XXVIII

  28. No Recourse to the Issuer. Anything herein to the contrary notwithstanding, neither the Bond Trustee nor the Issuer, nor any Affiliates, officers, directors, employees, shareholders, incorporators or trustees thereof shall be personally liable for the payment or performance of any of the covenants, obligations or indemnifications contained in this Bond Indenture, said covenants, obligations and indemnifications having been made by the Issuer for the sole purpose of binding its interest as owner of the Trust Estate, and the Bond Trustee agrees that in the event of the occurrence of a foreclosure hereunder, it shall have no recourse against the Issuer, the Note Trustee or their respective Affiliates, officers, directors, employees, shareholders or incorporators for any deficiency, loss or claim resulting therefrom.


                                  ARTICLE XXIX

  29.  Miscellaneous.

  29.1. Amendment. This Bond Indenture (a) may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought and (b) shall be binding upon the Issuer, its successors and assigns, and all persons claiming under or through the Issuer, and shall inure to the benefit of and be enforceable by the Bond Trustee and its respective successors and assigns. The headings in this Bond Indenture are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. If any of the provisions of this Bond Indenture or the Bonds shall require, or be deemed or adjudicated to require, the payment, or permit the collection, of interest in excess of the maximum permitted by law, the Issuer shall not be obligated to pay, nor the Holders be permitted to collect, interest in excess of the amount permitted by law, and the provisions of this sentence shall supersede any conflicting provisions contained herein or in any of the Bonds. This Bond Indenture shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of the State of New York. This Bond Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

  29.2. Legal Holidays. In any case where any Payment Date, Redemption Date or Stated Maturity of any Bond shall not be a Business Day, then, notwithstanding any other provision of this Bond Indenture, payment of interest, principal, and premium, if any, need not be made on such date, and if not made on such date shall instead be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, Redemption Date or at Stated Maturity, and, provided that such payment is so made on such next succeeding Business Day, no interest shall accrue for the period from and after such Payment Date, Redemption Date or Stated Maturity Date to and including such next succeeding Business Day.

  29.3. Benefits of Bond Indenture. Except to the extent of the rights of the Owner Trustees as third-party beneficiary as provided in the Assignments, nothing in this Bond Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors and assigns hereunder and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Bond Indenture.


  29.4. Governing Law. This Bond Indenture and the Bonds shall be construed in accordance with the laws of the State of New York, without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law of New York), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.



                                  ARTICLE XXX


  30. Bond Trustee's Acceptance. The Bond Trustee accepts the trust hereby declared and provided, and covenants and agrees to perform the same as the same are herein expressed.



                                  ARTICLE XXXI

  31. TAX ADMINISTRATOR'S ACCEPTANCE. THE TAX ADMINISTRATOR ACCEPTS DESIGNATION AS SUCH AND AS EACH REMIC'S TAX MATTERS

PERSON AND COVENANTS AND AGREES TO PERFORM THE DUTIES OF THE
TAX ADMINISTRATOR AS THE SAME AS HEREIN EXPRESSED.

        IN WITNESS WHEREOF, the Issuer and the BANK OF NEW YORK IN ITS RESPECTIVE CAPACITIES OF Bond Trustee AND TAX ADMINISTRATOR have caused this Bond Indenture to be executed and their respective corporate seals to be hereunto affixed and attached by their proper officers thereunto duly authorized, and each has hereunto set his or her hand, all as of the day and year first above written.



                                             FGHK, INC.,
                                              as Issuer
[Corporate Seal]

Attest:                                      By
                                             -------------------------
                                             Name:
--------------------------                   Title:
Name:
Title:



Signed, Sealed and Acknowledged in
  the Presence of:

--------------------------
Name:
Title:


                                             THE BANK OF NEW YORK,
                                             as Bond Trustee
[Corporate Seal]

                                             By
                                             -------------------------
                                             Name:
Attest:                                      Title:

--------------------------
Name:
Title:



Signed, Sealed and Acknowledged in
  the Presence of:

--------------------------
Name:
Title:




                                             THE BANK OF NEW YORK
                                             AS TAX ADMINISTRATOR
[CORPORATE SEAL]



                                             BY
ATTEST:                                      NAME:
                                             TITLE




NAME:
TITLE:




SIGNED, SEALED AND ACKNOWLEDGED IN
  THE PRESENCE OF.




NAME:
TITLE:

STATE OF              )
                      :  ss.:
COUNTY OF             )


         On the ____ day of ________, 1994, before me the undersigned authority personally came _______________ whose name as ______________ of
__________________________, a ________ corporation, is signed to the foregoing instrument and to me known, who, being by me duly sworn, did depose, say and acknowledge before me that he is a ______________ of _________ ________________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, that he signed his name thereto by like order, and that being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.


                                         ---------------------
                                              Notary Public





[Notary Seal]

STATE OF            )
                    :  ss.:
COUNTY OF           )


         On the ____ day of ________, 1994, before me the undersigned authority personally came _________________ whose name as a Trust Officer of ____________________________, a _____________ corporation, is signed to the foregoing instrument and to me known, who, being by me duly sworn, did depose, say and acknowledge before me that he is a Trust Officer of ____________________________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, that he signed his name thereto by like order, and that being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.


                                        -------------------------
                                               Notary Public


[Notary Seal]

                                   EXHIBIT A

                              FORM OF OFFERED BOND

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE PRINCIPAL OF THIS BOND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                      SECURED LEASE BOND, SERIES [A][B][C]




NO.: __                                      Initial Principal
                                             Amount of this Bond: $_____________

CUSIP NO. ______                             Initial Aggregate
                                             Principal Amount of
                                             the Series [A][B][C]
                                             Bonds:               $_____________

                                             Interest Rate: __% per annum


Issue Date:  MAY __, 1994



Maturity Date:



         This is one of the Secured Lease Bonds, Series [A][B][C], issued pursuant to a collateral trust indenture (the "Bond Indenture") dated as of MAY __, 1994, between FGHK, Inc., a special-purpose corporation organized and existing under the laws of the State of New York (the "Issuer"), and The Bank of New York, as Bond Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Bond Indenture.

         This certifies that ______________________ is the registered owner of the percentage interest (the "Percentage Interest") (obtained by dividing the Initial Principal Amount of this Bond specified above by the Initial Aggregate Principal Amount of Series [A][B][C] Bonds above) of the rights and interests of the Series [A][B][C] Bonds in a trust estate (the "Trust Estate") consisting primarily of the Series [A][B][C] Notes and the Issuer's rights and interests under the Note Indentures assigned to the Bond Trustee by the Issuer.

          This Bond is issued under and is subject to the terms, provisions and conditions of the Bond Indenture, to which the Holder of this Bond by virtue of the acceptance hereof assents and by which such Holder is bound.

          The Issuer, for value received, hereby promises to pay on each Payment Date to the Holder hereof, or registered assigns thereof, in payment of principal owing hereon, an amount equal to the product of (i) the Percentage Interest and (ii) the aggregate amount, if any, payable as a Sinking Fund payment on the Series [A][B][C] Bonds as set forth in the Schedule of Sinking Fund Payments in the Bond Indenture, as such schedule may be amended from time to time pursuant to Article III of the Bond Indenture; provided, however, that the entire unpaid principal amount of this Bond shall be due and payable on the earlier of [_________, ____][_________, ____][_________, ____]; and provided further that the entire unpaid principal amount of this Bond, or any portion hereof, may be payable on any Payment Date that is a Redemption Date, pursuant to Article III of the Bond Indenture.

         Interest will be payable on this Bond on each Payment Date and will accrue at a rate of ___% from and including the most recent preceding Payment Date on which interest has been paid to the Holder of this Bond to, but excluding, such Payment Date or, in the case of the Payment Date on July 1, 1994, the period from the date of issuance of this Bond to such Payment Date. Interest will be computed on the basis of a 360-day year consisting of 12 months of 30 days each.

         If on any Payment Date amounts available for distribution to the Bondholders are insufficient to pay in full all amounts then due, then such amounts shall be distributed as payment of principal and interest, pro rata among the Bonds, without any preference or priority of one Bond over another, according to the aggregate amount due for principal, premium, if any, and interest (including any Make-Whole Premium) on such Payment Date.

         In the event that on any Payment Date the interest accrued on this Bond or the Sinking Fund payment or premium to be paid hereon is not paid in full to the Holder of this Bond, interest shall accrue on the unpaid amount of interest or principal at a rate of 1.0% plus the interest rate otherwise applicable to this Bond from and including such Payment Date to and including the date on which such unpaid amount is distributed to the Holder of this Bond.

         Under certain limited circumstances set forth in the Bond Indenture, Holders of Series [A][B][C] Bonds will be entitled to receive a Make-Whole Premium in connection with the redemption of such Bonds in whole or in part before the Maturity Date specified on the face hereof.

         Reference is made to the further provisions of this Bond set forth on the reverse hereof and in the Bond Indenture, which shall have the same effect as though fully set forth on the face of this Bond.

         Unless the certificate of authentication hereon has been executed by the Bond Trustee whose name appears below by manual signature, this Bond shall not be entitled to any benefit under the indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

                                                    FGHK, INC.,
                                                    as Issuer



                                                  By:________________________
                                                  Name:
                                                  Title:

                  BOND TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Bonds designated above and referred to in the within-mentioned Bond Indenture.

Date:                                      THE BANK OF NEW YORK,
                                              not in its individual capacity,
                                              but solely as Bond Trustee
                                              under the Bond Indenture


                                           By:
                                              ---------------------------
                                                 Authorized Signatory

                                   EXHIBIT B

                             FORM OF RESIDUAL BOND

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.4 OF THE BOND INDENTURE REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TAX ADMINISTRATOR AND THE BOND TRUSTEE A TRANSFEREE AGREEMENT AND EITHER A BENEFIT PLAN AFFIDAVIT OR A BENEFIT PLAN OPINION IN ACCORDANCE WITH THE PROVISIONS OF SECTION 2.4.1 OF THE BOND INDENTURE REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE BENEFIT PLAN OPINION TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TAX ADMINISTRATOR DELIVERS ITS WRITTEN CONSENT TO SUCH TRANSFER TO THE BOND TRUSTEE PURSUANT TO SECTION 2.4.1 OF THE BOND INDENTURE REFERRED TO HEREIN, WHICH CONSENT SHALL NOT BE GIVEN IN CONNECTION WITH ANY PROPOSED TRANSFER TO A DISQUALIFIED ORGANIZATION OR ANY PROPOSED TRANSFER WHICH WOULD RESULT IN THE ISSUER OR THE TRUST ESTATE BEING DEEMED TO BE AN "INVESTMENT COMPANY" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. A DISQUALIFIED ORGANIZATION IS ANY OF (a) THE UNITED STATES, (b) ANY STATE OR POLITICAL SUBDIVISION THEREOF, (c) ANY FOREIGN GOVERNMENT, (d) ANY INTERNATIONAL ORGANIZATION, (e) ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (f) ANY TAX- EXEMPT ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO TAX UNDER THE UNRELATED BUSINESS TAXABLE INCOME PROVISIONS OF THE CODE, (g) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, OR
(h) ANY OTHER ENTITY IDENTIFIED AS A DISQUALIFIED ORGANIZATION BY THE REMIC PROVISIONS. A CORPORATION WILL NOT BE TREATED AS AN INSTRUMENTALITY OF THE UNITED STATES OR ANY STATE OR POLITICAL SUBDIVISION THEREOF IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, WITH THE EXCEPTION OF THE FEDERAL HOME LOAN MORTGAGE CORPORATION, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT.

                    SECURED LEASE BONDS, SERIES [AR][BR][CR]




No: __                            Percentage Interest
                                  Represented by this Bond: ___%

                                  Maturity Date:



         This is one of the Secured Lease Bonds, Series [AR][BR][CR], issued pursuant to a collateral trust indenture (the "Bond Indenture") dated as of MAY __, 1994, between FGHK, Inc., a special-purpose corporation organized and existing under the laws of the State of New York (the "Issuer"), and The Bank of New York, as Bond Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Bond Indenture.


         This certifies that ______________________ is the registered owner of the Percentage Interest specified above of the rights and interests of the Series [AR][BR][CR] Bonds in a trust estate (the "Trust Estate") consisting primarily of the Series [A][B][C] Notes and an assignment of the Issuer's rights and interests under the Note Indentures.


          This Bond is issued under and is subject to the terms, provisions and conditions of the Bond Indenture (INCLUDING PROVISIONS REQUIRING THE GRANTING OF CERTAIN AFFIRMATIVE CONSENTS AND AUTHORIZATIONS), to which the Holder of this Bond by virtue of the acceptance hereof assents and by which such Holder is bound. BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREOF HEREBY FURTHER AGREES AND UNDERTAKES TO TIMELY GRANT OR PROVIDE ALL CONSENTS AND AUTHORIZATIONS REQUIRED OF IT PURSUANT TO THE BOND INDENTURE.



         No distributions are expected to be made on this Series [AR][BR][CR] Bond and any distribution of the proceeds of any remaining assets of the Trust Estate will be made net of any amount by which the Holder is delinquent with respect to payments required to be made by such Holder (or any predecessor in interest to such holder) pursuant to Section 2.6.2, 2.6.6(h) or 20.11 of the Bond Indenture and only upon presentation and surrender of this Bond at the Corporate Trust Office or the office or agency maintained by the Bond Trustee in New York City, New York.


         No transfer of a Residual Bond shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the

Securities Act and such laws, in order to assure compliance therewith, the Holder desiring to effect such transfer and such Holder's prospective transferee shall each certify to the Bond Trustee in writing the facts surrounding the transfer as provided in Section 2.4.1(a) of the Bond Indenture. In the event that such transfer is to be made within THREE years from the date of the initial issuance of Bonds pursuant hereto (other than a transfer as to which the proposed transferee has provided a Rule 144A Letter), there shall also be delivered to the Bond Trustee an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws. Each Holder of a Residual Bond desiring to effect such transfer shall, and does hereby agree to, indemnify the Bond Trustee, the Issuer, Kmart, the Owner Participant and the Owner Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


         No transfer of a Residual Bond shall be made unless the transferee provides the Tax Administrator and the Bond Trustee with (a) a Transferee Agreement substantially in the form of Exhibit H to the Bond Indenture and (b) either (i) a Benefit Plan Affidavit or (ii) a Benefit Plan Opinion as provided in Section 2.4.1(b) of the Bond Indenture.

         The Bond Trustee shall not register any transfer of a Residual Bond (including any beneficial interest therein) unless it shall have received the written consent of the Tax Administrator. The Tax Administrator shall not give such consent (a) to any proposed transfer to any investor that is a Disqualified Organization or (b) if such transfer would result in the Issuer or the Trust Estate being deemed to be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. As prerequisites to the Tax Administrator's consent to any other transfer, the proposed transferee (including an initial purchaser) of a Residual Bond, or any beneficial interest therein, must provide the Tax Administrator and the Bond Trustee with (a) the items specified in the preceding paragraph, (b)(i) if the transferee is a Non-U.S. Person, an affidavit in substantially the form attached as Exhibit B-1 to Exhibit H to the Bond Indenture and (ii) if the transferee is a U.S. Person, an affidavit in substantially the form attached as Exhibit B-2 to Exhibit H to the Bond Indenture and (c) if the proposed transferee is a Non-U.S. Person, a certificate, signed by the transferor, stating whether the Residual Bond has "tax avoidance potential" as defined in Treasury Regulations Section 1.860G-3(a)(2) (a "TAPRI Certificate"). Notwithstanding the fulfillment of the prerequisites described above, the Tax Administrator may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of (a) disqualification of the Pool [A][B][C] REMIC as a REMIC or (b) the imposition of a tax upon the Pool [A][B][C] REMIC. In addition, the Tax Administrator shall not give its consent to the transfer of less than an entire interest in a Residual Bond unless (a) the interest transferred is an undivided interest or (b) the transferor or the transferee provides the Tax Administrator with an Opinion of Counsel that the transfer will not jeopardize the REMIC status of the Pool [A][B][C] REMIC.

         Any attempted or purported transfer of any ownership interest in a Residual Bond in violation of these provisions shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Residual Bond in violation of these provisions, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Bond.

         Each Holder of this Bond shall be deemed to have agreed to be bound by all of the relevant restrictions of Section 2.4 of the Bond Indenture.


         Each Holder of this Bond shall be deemed to have agreed to make the payments required by (a) SECTIONS 2.6.2 AND 2.6.6(h) of the Bond Indenture with respect to taxes and (b) Section 20.11 of the Bond Indenture with respect to certain fees.


         Unless the certificate of authentication hereon has been executed by the Bond Trustee whose name appears below by manual signature, this Bond shall not be entitled to any benefit under the Bond Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                          *                        *                         *

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

                                                  FGHK, INC.


                                                  By:_________________________
                                                  Name:
                                                  Title:

                  BOND TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Bonds designated above and referred to in the within-mentioned Bond Indenture.



Date:                                      THE BANK OF NEW YORK,
                                             not in its individual capacity,
                                             but solely as Bond Trustee
                                             under the Bond Indenture


                                           By:
                                               ---------------------------
                                                  Authorized Signatory

                                   EXHIBIT C

                            FORM OF REVERSE OF BOND


                 On each Payment Date, pursuant to Article III of the Bond Indenture, the Bond Trustee shall withdraw monies from the Pool A Bond Account, the Pool B Bond Account or the Pool C Bond Account, as appropriate, and apply such monies first to the payment of interest accrued on the Offered Bonds, as described below, and second to the payment of principal scheduled to be paid to the Offered Bonds as Sinking Fund payments on such Payment Date. Monies received subsequent to any Payment Date with respect to payments on the Notes, including redemptions thereof, due on such Payment Date will be withdrawn from the Pool A Bond Account, the Pool B Bond Account or the Pool C Bond Account, as appropriate, by the Bond Trustee and applied to the redemption of the Offered Bonds, in whole or in part, pursuant to Article III of the Bond Indenture.

                 Interest shall accrue on the Offered Bonds at the rate set forth on the face of each Offered Bond.


                 On any Payment Date on which payments of interest and principal on this Bond do not constitute payment in full of this Bond, such payments shall be made by check mailed to the Holder of this Bond to such address as such Holder shall specify or if such Holder holds Bonds having an aggregate initial principal amount of at least $5,000,000 so specifies in written notice to the Trustee received no fewer than five BUSINESS DAYS prior to such Payment Date, and provided an account number is included in the Register, payments will be made by wire transfer in immediately available funds to such account. Any reduction in the principal amount of this Bond (or any one or more predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Final payment in full of any Bond shall be made only against surrender and delivery of such Bond to the Bond Trustee at the Corporate Trust Office.


                 As provided in the Bond Indenture, and subject to certain limitations set forth therein, the transfer of this Bond may be registered on the Register upon surrender of this Bond for registration of transfer at the Corporate Trust Office of the Bond Trustee pursuant to the Bond Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bond Trustee duly executed by, the Holder hereof or his or her attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Bond Trustee may require, and thereupon one or more new Bonds of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                 Each Bondholder, by acceptance of a Bond, and each Bond Owner, by acceptance of a beneficial interest in a Bond, covenants and agrees by accepting the benefits of the Bond Indenture that such Bondholder will not at any time institute against Kmart, the Issuer, the Owner Participant, or the Owner Trustee, or join in any institution against Kmart, the Issuer, the Owner Participant or the Owner Trustee of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds or the Bond Indenture.

                 Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Bond Trustee and any agent of the Issuer or the Bond Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Issuer, the Bond Trustee nor any such agent shall be affected by notice to the contrary.

                 The Bond Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Bond Indenture at any time by the Issuer with the consent of a Majority in Interest. The Bond Indenture also contains provisions permitting a Majority in Interest, on behalf of the holders of all the Offered Bonds, to waive compliance by the Issuer with certain provisions of the Bond Indenture and certain past defaults under the Bond Indenture and their consequences. Any such consent or waiver by the Holder of this Bond (or any one or more predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond. The Bond Indenture also permits the Bond Trustee to amend or waive certain terms and conditions of the Bond Indenture without the consent of Holders of the Bonds issued thereunder.

                 This Bond and the Bond Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of New York), and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                 No reference herein to the Bond Indenture and no provision of this Bond or of the Bond Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency herein prescribed.

                                   Assignment


                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________
                         (name and address of assignee)

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Social Security or Taxpayer I.D. or other identifying number of assignee: ______


Dated:  _____________             __________________________*

                                  Signature Guaranteed:



                                  __________________________



______________________






______________________

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                   EXHIBIT D

                          FORM OF DEPOSITORY AGREEMENT

                            [Intentionally Omitted]

                                   EXHIBIT E

                         FORM OF TRANSFEROR CERTIFICATE

                            [Intentionally Omitted]

                                   EXHIBIT F

                           FORM OF INVESTMENT LETTER

                            [Intentionally Omitted]

                                   EXHIBIT G

                            FORM OF RULE 144A LETTER

                            [Intentionally Omitted]

                                   EXHIBIT H

                          FORM OF TRANSFEREE AGREEMENT

                            [Intentionally Omitted]

                                   EXHIBIT I


                                  [RESERVED]

                                   EXHIBIT J

                   FORM OF SUPPLEMENTAL ASSIGNMENT AGREEMENT

                            [INTENTIONALLY OMITTED]

                                   SCHEDULE I

                             SINKING FUND PAYMENTS

                            [Intentionally Omitted]





                                      SI-1